Exhibit (h)(24)
Form of

CAPITAL PROTECTION AGREEMENT
Dated as of January 3, 2012
Among
JANUS ASPEN SERIES,
on behalf of its series,
Janus Aspen Protected Series — Growth,
as the Fund
BNP PARIBAS PRIME BROKERAGE INC.,
as Capital Protection Provider
and
BNP PARIBAS PRIME BROKERAGE INC.,
as Agent

TABLE OF CONTENTS

Page
ARTICLE 1
DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Certain Defined Terms	1
Section 1.02 Other Interpretive Provisions	21
Section 1.03 Calculations and Determinations of the Agent	21
Section 1.04 Calculations	22

ARTICLE 2
CAPITAL PROTECTION PAYMENT OBLIGATION AND SETTLEMENT PROCEDURES

Section 2.01 Settlement	22
Section 2.02 Capital Protection Fee	22
Section 2.03 Extension of Scheduled Termination Date	22
Section 2.04 Default Interest	23
Section 2.05 Maximum Interest	23
Section 2.06 Payments and Computations	23
Section 2.07 Taxes	23

ARTICLE 3
CONDITIONS PRECEDENT

Section 3.01 Conditions Precedent to Closing	25

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Fund	28
Section 4.02 Representations and Warranties of the Adviser	32
Section 4.03 Representations and Warranties of the Capital Protection Provider	32
Section 4.04 Representations and Warranties of the Guarantor	34

ARTICLE 5
COVENANTS OF THE FUND

Section 5.01 Affirmative Covenants	35
Section 5.02 Negative Covenants	38

-i-

-ii-

Page
Section 9.18 Non-Reliance	55
Section 9.19 Time Is of the Essence	56

-iii-

SCHEDULES

Schedule I	Addresses and Wire Instructions
Schedule II	Periodic Reports
Schedule III	Incumbency
Schedule IV	Key Employees

APPENDICES

Appendix A	Haircut Policy
Appendix B	Volatility Calculations
Appendix C	Tier 1 Recomposition Requirements
Appendix D	Tier 2 Recomposition Requirements
Appendix E	Ongoing Review of Maximum Settlement Amount
Appendix F	Nationally Recognized Outside Counsel

EXHIBITS

Exhibit A	Form of Capital Protection Provider Information Letter
Exhibit B	Form of Officer’s Certificate
Exhibit C	Form of Secretary’s Certificate
Exhibit D	Form of Certificate

-iv-

          CAPITAL PROTECTION AGREEMENT, dated as of January 3, 2012 (this “Agreement”), among Janus Aspen Series (the “Trust”), a statutory trust organized and existing under the laws of Delaware, on behalf of its series (the “Series”), Janus Aspen Protected Series — Growth (the “Fund”); BNP Paribas Prime Brokerage Inc., a Delaware corporation and a registered broker-dealer under the Securities Act (as defined below) as the Capital Protection Provider (in such capacity, the “Capital Protection Provider”) and the Agent (in such capacity, the “Agent”); solely for purposes of Section 4.02 and Section 9.18, Janus Capital Management, LLC, a Delaware limited liability company, as investment adviser to the Fund (the “Adviser”); and, solely for purposes of Sections 2.07, 4.04, 6.02, 9.16, and 9.18, BNP Paribas (the “Guarantor”).
          WHEREAS, the Trust is an open-end, management investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”);
          WHEREAS, the Fund has requested the Capital Protection Provider, and the Capital Protection Provider has agreed, subject to certain conditions, to provide capital protection of up to $500,000,000 to protect against a reduction in the net asset value of the Fund (as set forth herein); and
          WHEREAS, Guarantor, the Capital Protection Provider’s ultimate parent company, has issued an irrevocable guaranty pursuant to which (and subject to the terms and conditions thereof) the Guarantor guarantees any and all obligations of the Capital Protection Provider to pay or deliver cash to the Fund in the amount of the Settlement Amount (as defined herein) to the extent the Capital Protection Provider is obligated to pay such amount pursuant to this Agreement (the "Guaranty”).
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
Definitions and Accounting Terms
          Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
          “Absolute Adjustment Percentage” means, as of any Business Day, with respect to any Fund Share Class, the greater of (a) 0% and (b)(i) the ratio, expressed as a percentage, the numerator of which is the Estimation Error for such Fund Share Class as of such Business Day, and the denominator of which is the Dividend per Share for such Fund Share Class as of such Business Day, minus (ii) the ratio, expressed as a percentage, the numerator of which is the Material Estimation Error Threshold for such Fund Share Class as of such Business Day, and the denominator of which is the Dividend per Share for such Fund Share Class as of such Business Day.

          “Absolute Protected NAV” means, as of any Business Day, with respect to any Fund Share Class, the Protected NAV per Share for such Fund Share Class for the immediately preceding Business Day minus the Dividend per Share for such Business Day.
          “Acts” has the meaning provided in Section 4.01(w).
          “Adjusted Cushion Amount” means, for each Business Day until the Termination Date, the product of (i) the lowest Adjusted Cushion Percentage of all of the Fund Share Classes as of such Business Day and (ii) Aggregate NAV of the Fund as of such Business Day.
          “Adjusted Cushion Percentage” means, for each Business Day until the Termination Date with respect to any Fund Share Class, the ratio (expressed as a percentage) of (i)(A) the greater of zero and (B) the difference between (a) NAV Per Share of such Fund Share Class as of such Business Day minus (b) the Protected NAV per Share of such Fund Share Class as of such Business Day over (ii) NAV Per Share of such Fund Share Class as of such Business Day.
          “Administrator” means Janus Capital Management LLC, as administrator to the Fund.
          “Adviser” has the meaning provided in the Preamble of this Agreement.
          “Affected Party” has the meaning provided in the definition of “Tax Event”.
          “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person (including a Subsidiary). For purposes of this definition, “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. Solely for purposes of Section 5.02(g)(i), other series of the Trust and other registered or unregistered investment companies sponsored or managed by the Adviser shall not be deemed an Affiliate of the Fund for purposes of this Agreement.
          “Agent” has the meaning provided in the Preamble to this Agreement and shall include any successor to the Agent appointed pursuant to Section 8.07.
          “Aggregate Estimated Cash Dividend Amount” means, as of any Business Day, the total estimated Cash Dividend Amounts by Fund Share Class to be paid by the Fund for all Fund Share Classes during the period commencing on the first Business Day after such Business Day and ending on the third Business Day after such Business Day, as reported by the Fund to the Agent on or before such Business Day pursuant to clause (ix) of Schedule II, in relation to Dividends which have not been paid by the Fund as of such Business Day.
          “Aggregate Haircut Amount” means, as of any Business Day, (a) the dollar value of the sum of the haircuts applied to each Investment and Other Investment Position of the Fund pursuant to the methodology set forth in Appendix A as of such Business Day, plus (b) the sum of Delinquent Receivables as of such Business Day, plus (c) the Aggregate Estimated Cash Dividend Amount as of such Business Day.
          “Aggregate NAV of the Fund” means, as of any Business Day, the sum of the Aggregate Share Class NAVs of each Fund Share Class.
          “Aggregate Protected Amount” means, as of any Business Day, the lesser of (i) the Maximum Settlement Amount and (ii) the sum of, for each Fund Share Class, the product of (a) the total number of shares of such Fund Share Class that are outstanding as of the close of business on such Business Day and (b) the Protected NAV per Share.
          “Aggregate Share Class NAV” means, for each Fund Share Class, as of any Business Day, (a) the total number of shares of such Fund Share Class that are outstanding as of the close of business on such Business Day, as reported by the Administrator, multiplied by (b) the NAV Per Share for such Fund Share Class as of such Business Day.
          “Aggregate Shortfall Amount” means, as of any Business Day, the sum of the Shortfall Amounts by Fund Share Class of all Fund Share Classes as of such Business Day.
          “Agreed Currency” has the meaning provided in Section 9.13.
          “Agreement” has the meaning provided in the Preamble of this Agreement.
          “Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. 101, et. seq.
          “Bankruptcy Event” means, as to any Person, such Person shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, conservator or other similar official for it or for any substantial part of its property and assets; or an order for relief shall be entered or deemed entered with respect to such Person under the Bankruptcy Code or any Law relating to bankruptcy, insolvency or reorganization or relief of debtors or any applicable bankruptcy or similar proceeding; or such Person shall take any action to authorize any of the actions set forth herein.
          “Base Rate” means, for any period, a fluctuating rate of interest per annum, calculated daily, equal to the prime rate of interest appearing on the PRIME page, United States Prime of Bloomberg Service (and if more than one such rate is reported, the highest rate), or on any successor or substitute page of such service, or any successor to such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time, for purposes of providing quotations of the prime rate of interest, or, if such rate does not appear on said PRIME page (or any successor or substitute), an interest rate per annum equal to the arithmetic average of the prime commercial lending rate of interest notified to the Agent by each Reference Bank. Each change in the interest rate based on the Base Rate shall take effect immediately at the time of such change in the Base Rate.
          “Board” means the Board of Trustees of the Trust.
          “Business Day” means any day other than Saturday or Sunday, or any other day on which the New York Stock Exchange or the NASDAQ is closed.
          “Calculation Period” means the period commencing on, and including, the Closing Date and ending on, and including, the last day of the calendar month on which the Closing Date occurs, and each calendar month thereafter; provided that the final Calculation Period shall end on, and include, the Termination Date.
          “Capital Protection Documents” means, collectively, this Agreement, the Guaranty and the Capital Protection Provider Information Letter.
          “Capital Protection Fee” has the meaning provided in Section 2.02.
          “Capital Protection Fee Payment Date” means the fifth Business Day of each calendar month and the Settlement Date.
          “Capital Protection Provider” has the meaning provided in the Preamble of this Agreement.
          “Capital Protection Provider Information Letter” shall mean the “Capital Protection Provider Information Letter” entered into between the Capital Protection Provider and the Fund on or before the Closing Date substantially in the form of Exhibit A hereto; provided that Annex A to such “Capital Protection Provider Information Letter” shall be satisfactory to the Capital Protection Provider in its sole discretion.
          “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation (other than preferred stock), any and all similar ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
          “Cash” means legal tender of the United States, and any equity Investment of the Fund in the Eligible Money Market Fund.
          “Cash Dividend Amounts by Fund Share Class” means, as of any Business Day, with respect to any Fund Share Class, the Cash Dividend per Share for such Fund Share Class as of such Business Day times the total number of shares of such Fund Share Class that are outstanding as of the close of business on such Business Day.
          “Cash Dividend per Share” means, as of any Business Day, with respect to any Fund Share Class, the ratio, expressed as a percentage, the numerator of which is (i) the sum of all Dividends of the Fund paid by the Fund in cash (and for the avoidance of doubt, not reinvested in additional shares of the Fund) on such Business Day in respect of such Fund Share

Class, and, the denominator of which is (ii) the total number of shares of such Fund Share Class that are outstanding as of the close of business on such Business Day.
          “Cash Recomposition Event” means any failure of the Fund to comply with Section 5.01(g).
          “Change in Key Management” means (i) any Key Employee ceases to hold the position(s) of such Key Employee as identified in Schedule IV (as amended from time to time in accordance with clause (xiv) of Schedule II) and such Key Employee is not replaced on an interim or permanent basis by another Key Employee as identified in Schedule IV (which, for the avoidance of doubt may include a Key Employee added to Schedule IV in accordance with clause (xiv) of Schedule II) within 10 Business Days thereafter, (ii) the Fund shall amend Schedule IV pursuant to clause (xiv) of Schedule II, and such amendment is not acceptable to the Capital Protection Provider, in its reasonable discretion, (iii) any Person, other than the Key Employees, shall be significantly and regularly involved in the investment decisions of the Adviser as it relates to the Fund, (iv) the Adviser shall cease to be the investment adviser of the Fund, and either (a) a replacement investment adviser chosen by the Fund is not acceptable to the Capital Protection Provider, in its reasonable discretion, or (b) the Fund does not appoint a replacement investment adviser within 150 days thereafter, or (v) the Adviser shall cease to be a registered investment adviser under the Investment Advisers Act of 1940.
          “Change in Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any Law (or in the application or interpretation of any Law by a Governmental Authority), including, for the avoidance of doubt, the issuance of any new regulations or guidance from any Governmental Authority, that occurs on or after the date hereof.
          “Change of Control” shall be deemed to have occurred upon the “assignment” (as defined in the Investment Company Act) of the investment advisory agreement between the Fund and the Adviser and any such assignee is not acceptable to the Capital Protection Provider, in its reasonable discretion.
          “Closing Date” means the date on which the conditions precedent set forth in Section 3.01 shall be satisfied or waived as confirmed in writing by the Fund and the Capital Protection Provider pursuant to Section 3.01.
          “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.
          “Commission” means the United States Securities and Exchange Commission, or any successor thereto.
          “Component Value” means for any Investment and Other Investment Position, the Value of such Investment or Other Investment Position.
          “Contingent Obligation” means, as to any Person, (A) any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and (B) any obligation of such Person guaranteeing or intended to guarantee any Debt, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as reasonably determined by such Person in good faith.
          “Contractual Obligation” means, as to any Person, any obligation of such Person pursuant to a provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
          “Cushion” means, for each Business Day until the Termination Date, the greater of (a) $0 and (b) the Adjusted Cushion Amount minus the net loss (or plus the net gain) on all transactions of the Fund in respect of Investments and Other Investment Positions made, entered into or terminated on such Business Day solely to the extent that such net losses (or net gains) are not otherwise included in the Aggregate NAV of the Fund.
          “Cushion per Share” means, as of any Business Day, with respect to any Fund Share Class, the ratio of (i) the product of (a) the Cushion and (b) the Fund Share Class Percentage of NAV for such Fund Share Class and (ii) the total number of shares of such Fund Share Class that are outstanding as of the close of business on such Business Day.
          “Custodian” means State Street Bank and Trust Company, or any successor custodian appointed by the Board and consented to by the Agent in accordance with Section 5.02(i).
          “Custodian Event” means the occurrence of any of the following:
          (A) any amendment, modification, change or termination of any provision of the Custody Agreement that could reasonably be expected to have a material adverse effect on the rights or the obligations of the Capital Protection Provider under this Agreement (for the avoidance of doubt and without limitation to any other provision hereof, no change to the fees payable thereunder or the addition or removal of any other series therefrom shall constitute a Custodian Event); or

          (B) a Bankruptcy Event with respect to the Custodian, or the downgrade to Baa3 by Moody’s or BBB- by S&P of the rating of any debt or preferred securities of the Custodian or any entity that controls, directly or indirectly, 50% or more of the total voting power of the Custodian.
          “Custody Agreement” means that certain Custody Agreement, to be entered into on or prior to the Closing Date, between the Trust and the Custodian, as the same may be amended and in effect from time to time, or such Custody Agreement with a successor custodian consented to by the Agent pursuant to Section 5.02(i).
          “Cut-Off Time” means, with respect to any Business Day, 12:00 p.m. (New York City time) on such Business Day.
          “Debt” means, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Debt of the types described in clauses (i), (ii), (iv) and (v) of this definition secured by any Lien on any property owned by such Person, whether or not such Debt has been assumed by such Person (provided that if the Person has not assumed or otherwise become liable in respect of such Debt, such Debt shall be deemed to be the lesser of (A) the amount of such Debt of such other Person secured by such Lien and (B) an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, and (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations.
          “Delinquent Receivables” means, as of any Business Day, any Portfolio Receivable to the extent it has not been paid within the earlier of (i) three Business Days (or in the case of any Pending Redemption from an Investment Fund registered under the Investment Company Act, seven Business Days) after (A) with respect to a Pending Redemption or Pending Subscription Amount, the date the related redemption or subscription order is duly submitted, (B) with respect to a Pending Settlement Receivable, the date of execution of the sale, assignment, novation or other similar transaction with respect to the applicable Investment or Other Investment Position, or, if the Pending Settlement Receivable does not arise out of any such transaction, the date the applicable Investment or Other Investment Position terminates or otherwise ceases to be an Investment or Other Investment Position, and (C) with respect to any other Portfolio Receivable, the date such other Portfolio Receivable arose, and (ii) the expiration (without extension) of the stated settlement date therefor or the stated due date thereof, as applicable.
          “Derivative Obligations” means, as to any Person, all payment obligations of such Person in respect of (a) any Swap Agreement, rate swap transaction, basis swap, forward rate transaction, futures transaction, forward purchase, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions, and (b) any other transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement or definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”), any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such agreement.
          “Derivatives Transaction” means any transaction described in the definition of Derivative Obligations.
          “Dividend” means any dividend or other distribution (whether in cash, securities or other property) with respect to any share class or any other equity interest of the Fund, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of any shares of the Fund, other than on account of any purchase, redemption, retirement, acquisition, cancellation or termination of shares or any other equity interest of the Fund.
          “Dividend Adjusted Protected Amount per Share” means, as of any Business Day, with respect to any Fund Share Class, (a) the product of (i) one minus the Absolute Adjustment Percentage for such Fund Share Class for such Business Day, times (ii) the Proportional Protected NAV per Share for such Fund Share Class plus (b) the product of (i) the Absolute Adjustment Percentage for such Fund Share Class for such Business Day times (ii) the Absolute Protected NAV for such Fund Share Class.
          “Dividend Adjustment” means, as of any Business Day, the sum of the Dividend Adjustments by Fund Share Class of all Fund Share Classes as of such Business Day.
          “Dividend Adjustment by Fund Share Class” means, as of any Business Day, with respect to any Fund Share Class, the Dividend Adjustment per Share for such Fund Share Class as of such Business Day times the total number of shares of such Fund Share Class that are outstanding as of the close of business on such Business Day.
          “Dividend Adjustment per Share” means, with respect to any Fund Share Class for any Business Day, an amount equal to (i) the Protected NAV per Share for such Fund Share Class for the immediately preceding Business Day minus (ii) the Dividend Adjusted Protected Amount per Share for such Fund Share Class for such Business Day.
          “Dividend per Share” means, as of any Business Day, with respect to any Fund Share Class, the ratio, expressed as a percentage, the numerator of which is (i) the sum of all Dividends of the Fund made, paid or otherwise recognized on such Business Day in respect of such Fund Share Class, and the denominator of which is (ii) the total number of shares of such Fund Share Class that are outstanding as of the close of business on such Business Day.
          “Dodd-Frank” means the Wall Street Transparency and Accountability Act of 2010, 15 U.S.C. §§8301, et. seq.
          “Dollars”, “USD” and “$” mean the lawful currency of the United States of America.

          “Early Termination Date” means the earliest date upon which (a) this Agreement is terminated in accordance with ARTICLE 7, provided that, with respect to any Fund Event described in any of Section 7.01(c), 7.01(d), 7.01(e), 7.01(g), 7.01(h) or, solely with respect to the Fund’s failure to comply with any other provision of Section 5.01(b), 7.01(q) for which the Capital Protection Provider provides a notice within the time periods set forth in the last paragraph of Section 7.01, the Early Termination Date shall be the date of occurrence of such Fund Event (upon delivery by the Capital Protection Provider of a written notice of termination based on such provisions, the Fund Event will be determined without regard to the satisfaction of any requirement for the giving of notice, the lapse of time, or both), (b) either this Agreement or any other Capital Protection Document (considered individually or jointly), on the one hand, or any liability of the Fund attributed to this Agreement or any other Capital Protection Document (considered individually or jointly), on the other hand, shall be assigned a value other than $0 in the calculation of the net asset value per share of the shares of any Fund Share Class, (c) the Aggregate Shortfall Amount shall be greater than $0, or (d) a Cash Recomposition Event shall occur (provided that, if any Cash Recomposition Event shall occur on the fourteenth Business Day following the Reporting Date of the relevant Tier 1 Recomposition Event or Tier 2 Recomposition Event due to the occurrence of Market Disruption Events, any Early Termination Date arising out of such Cash Recomposition Event shall be deemed to occur on such Reporting Date).
          “Eligible Money Market Fund” means Janus Cash Liquidity Fund, LLC, a Delaware limited liability company, or any other Janus fund managed in accordance with Rule 2a-7 under the Investment Company Act.
          “Eligible Portfolio Value” means the aggregate Component Value of each of the Eligible Positions comprising the Portfolio.
          “Eligible Positions” has the meaning provided in Appendix A.
          “Estimation Error” means, as of any Business Day, with respect to any Fund Share Class, the Cash Dividend per Share for such Business Day in excess of the estimate of such Cash Dividend per Share for such Business Day provided to the Agent pursuant to clause (ix) of Schedule II.
          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
          “Extraordinary Expenses” means all Fund Fees and Expenses other than Ordinary Fund Fees and Expenses. “Extraordinary Expenses” includes, by way of example only and not intended as an exhaustive list, (i) all costs of defending or prosecuting any claim or litigation to which the Fund is a party, (ii) any amount in judgment or settlement or indemnification expenses incurred by the Fund, (iii) any other non-recurring or non-operating expenses, (iv) any payment by the Fund of any liability, expense or fee of another series of the Trust, and (v) any Income Taxes.
          “Extraordinary Item” means the amount of reduction of, or any downward adjustment to, the Aggregate NAV of the Fund that is attributable to (a) a Bankruptcy Event or the default of (i) any counterparty of the Fund with respect to an Other Investment Position or (ii) any bank, securities intermediary or any other intermediary which holds Cash or other assets of the Fund, (b) one or several trading error(s) or pricing error(s) of the Fund, as determined by the Agent in its reasonable discretion, or (c) any realized or unrealized loss or losses on any Investment of the Fund in an Eligible Money Market Fund which constitutes Cash, including, for the avoidance of doubt, any realized or unrealized loss or losses on the amount of any undistributed returns on any such Investment.
          “Extraordinary Items Adjustment” means, as of any Business Day, the sum of all Extraordinary Items and Extraordinary Expenses incurred, accrued or otherwise recognized by the Fund (or which otherwise results in a reduction of the NAV Per Share of any Fund Share Class) on such Business Day; provided that the Extraordinary Items Adjustment for such Business Day shall be deemed to be $0 if there would be no Recomposition Event on such Business Day calculating the Extraordinary Items Adjustment without including such Extraordinary Items and Extraordinary Expenses as of such Business Day.
          “Extraordinary Items Adjustment per Share” means for each Fund Share Class, as of any Business Day, the ratio of (i) the product of (a) Extraordinary Items Adjustment and (b) Fund Share Class Percentage of NAV for such Fund Share Class and (ii) the total number of shares of such Fund Share Class that are outstanding of the close of business on such Business Day.
          “Fees” means all amounts payable pursuant to, or referred to in, Section 2.02 and the other Capital Protection Documents.
          “FOCUS Report” means any Financial and Operational Combined Uniform Single report of the Capital Protection Provider provided by the Capital Protection Provider to the Commission.
          “Fund” has the meaning provided in the Preamble of this Agreement. For the avoidance of doubt, the term “Fund” shall be a reference to the Trust acting on behalf of the Series, the portfolio of assets of the Trust held on behalf of the Series and/or the share classes issued in respect of the Series, as the context requires.
          “Fund Event” has the meaning provided in Section 7.01.
          “Fund Fees and Expenses” means all fees, costs, charges and expenses incurred or accrued by the Fund, including, without limitation, management fees, distribution fees, custodian fees, service fees, redemption fees and sales charges (as may be incurred by the Fund as a shareholder of any Investment Fund), the Capital Protection Fee, Trustee Fees and Expenses, interest, stamp, transfer or other similar taxes, brokerage commissions, transaction fees and other investment related costs and any other expense whether or not incurred in the ordinary course of the Fund’s business (including, without limitation, the cost of defending or prosecuting any claim or litigation to which the Fund is a party, together with any amount in judgment or settlement or indemnification expenses incurred by the Fund and any other non-recurring or non-operating expenses).

          “Fund Share Class Percentage of NAV” means for each Fund Share Class, as of a Business Day, the ratio of (i) Aggregate Share Class NAV and (ii) Aggregate NAV of the Fund.
          “Fund Share Classes” means the Service and Institutional share classes of the Fund, and any other share class or similar investment unit of the Fund created on or after the Closing Date that has been approved by the Agent in accordance with Section 5.02(e).
          “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, bank regulatory authority or other regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any “self-regulatory organization” as defined in the Exchange Act, any “Organized Exchange” or “Foreign Futures Authority” each as defined in the Commodity Exchange Act of 1936, and shall, by way of example and without limitation, include the Financial Industry Regulatory Authority, the National Futures Association, and the Financial Services Authority.
          “Guarantor” has the meaning provided in the Preamble of this Agreement.
          “Guaranty” has the meaning provided in the Preamble of this Agreement.
          “Haircut and Cushion Report” means the latest report prepared for each Business Day by the Agent and delivered to the Fund on or before the Cut-Off Time for such Business Day containing the calculation of the Cushion and the Aggregate Haircut Amount for such Business Day; provided, if the Capital Protection Provider fails to deliver any Haircut and Cushion Report prior to the Cut-Off Time for any given Business Day, then no Haircut and Cushion Report shall apply to such Business Day.
          “Haircut Modification Event” means the occurrence of any of:
               (a) the adoption of or any change in any requirement of Law, or in the interpretation or application thereof, after the date hereof applicable to any Rating Agency that will have a material adverse effect on the operations, independence or methodology of such Rating Agency, or any material change in the rating policies of any Rating Agency, each as determined by the Agent in its reasonable discretion; or
               (b) any downgrade by any Rating Agency of the long term debt rating of the United States. For avoidance of doubt, each such downgrade is a separate Haircut Modification Event; or
               (c) any change by any Governmental Authority in the United States in the regulation of the financial services industry or the financial markets in the United States that has a material impact on the liquidity of the financial markets in the United States as determined by the Agent in its reasonable discretion; or
               (d) at any time the Volatility of the NAV per share of any share class of the Fund shall be equal to or greater than 35% for 10 consecutive Business Days.

          “Highest Shortfall Percentage” means, as of any Business Day, the highest Shortfall Percentage of all of the Fund Share Classes as of such Business Day.
          “Income Taxes” means income or excise Taxes that are based on, imposed on or calculated on the net income or undistributed net income of the Fund and any franchise, net worth, capital or doing business Taxes of the Fund, including any interest, penalties or additions thereon.
          “Increased Cost” means any increase in any cost of the Capital Protection Provider or the Guarantor, determined by the Capital Protection Provider in its reasonable discretion, by reason of:
          (i) the introduction of any Law after the date hereof or Change in Law that results in the imposition or increase of the amount, expressed as a Dollar value, of capital required or expected to be maintained by the Capital Protection Provider or the Guarantor or any entity controlling the Capital Protection Provider or the Guarantor, as a consequence of its obligations under any Capital Protection Document (such imposed or increased amount, the “Required Capital”); and/or
          (ii) the introduction of any Law after the date hereof or Change in Law that results in the imposition or increase of the amount of collateral, expressed as a Dollar value, required or expected to be maintained by the Capital Protection Provider or the Guarantor or any entity controlling the Capital Protection Provider or the Guarantor, as a consequence of its obligations under any Capital Protection Document (such imposed or increased collateral, the “Required Collateral”).
          “Increased Costs Effective Date” means the first Business Day upon which the aggregate increased amount of Required Capital and Required Collateral accrued or incurred during any Calculation Period exceeds the Increased Costs Threshold for such Calculation Period.
          “Increased Costs Lock-up Period” means, after the Increased Costs Effective Date, 270 days following the first delivery of an Increased Costs certificate to the Fund by the Capital Protection Provider as specified in Section 9.04(a).
          “Increased Costs Payment Date” means each Capital Protection Fee Payment Date following the earlier to occur of (i) the expiration of the Increased Costs Lock-up Period, and (ii) the date upon which the Board approves the payment to the Capital Protection Provider of Increased Costs.
          “Increased Costs Threshold” means an amount equal to the product of (i) the average of the Aggregate Protected Amount for each Business Day during the then current Calculation Period, and (ii) 0.75%.
          “Indemnified Party” has the meaning provided in Section 9.04(b).
          “Ineligible Position” has the meaning provided in Appendix A.

          “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (i) the purchase or other acquisition of Capital Stock, preferred stock or other securities of another Person, (ii) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (iii) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.
          “Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.
          “Investment Fund” means any investment company or any other investment vehicle organized for the purpose of managing an investment pool for multiple investors.
          “ISDA Definitions” means the 2002 ISDA Equity Derivatives Definitions published by the International Swaps and Derivatives Association Inc.
          “Judgment Currency” has the meaning provided in Section 9.13.
          “Key Employee” means each individual set forth on Schedule IV.
          “Knock-Out Event” means any act or omission on the part of any Service Provider, the Fund or any Key Employee with respect to the Fund at any time (including for the avoidance of doubt, before the Closing Date) that, in the Agent’s reasonable judgment after consultation with Nationally Recognized Outside Counsel, constitutes gross negligence, bad faith, willful misconduct, fraud or a criminal act resulting (a) in the Agent’s reasonable judgment, in any decrease in the NAV Per Share of any Fund Share Class of 1% or more on or after the Closing Date and (b) in a change in Portfolio Value, the Aggregate NAV of the Fund, the Eligible Portfolio Value or the Aggregate Protected Amount. The notice of occurrence of a Knock-Out Event: (i) will include a description of the Capital Protection Provider’s reasoning for declaring such Knock-Out Event and (ii) will be delivered by any one of the following members of the BNP Paribas group: the acting Head of Global Equities and Commodity Derivatives — Americas, the acting Head of Equities Americas, or the acting General Counsel of the Americas (or, if not available, the next highest ranking attorney within the legal department in the United States), in each case, as any such title may be modified from time to time.
          “Laws” means, collectively, (i) all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, directives, regulations, ordinances, codes and administrative or judicial precedents or authorities (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority), including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and (ii) all applicable administrative orders, directed duties, requirements, requests, licenses, authorizations, permits and other restrictions of, and agreements with, any Governmental Authority; in each case under clauses (i) and (ii), whether or not having the force of law.
          “Lien” means any mortgage, pledge, hypothecation, assignment (fiduciary or otherwise), deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any such encumbrance arising out of or pursuant to any conditional sale or other title retention agreement, any financing or similar statement or notice filed under any recording or notice statute, and any capital lease having substantially the same effect as any of the foregoing).
          “Major Stock Exchange” means has the meaning provided in Appendix A.
          “Market Disruption Event” means any “Market Disruption Event” as defined in the ISDA Definitions, solely in relation to the New York Stock Exchange and determined by the Agent in good faith as if the Agent were the “Calculation Agent” thereunder.
          “Marketing Material” means any communication (whether in writing, electronic form, by radio, by television, by internet or otherwise) used by or on behalf of the Fund to offer to sell or induce, or in connection with, the sales of any securities issued by the Fund.
          “Material Adverse Effect” means (i) with respect to the Fund or the Adviser, a material adverse effect on or a material adverse change in (a) the business, condition (financial or otherwise), liabilities (actual or contingent) or results of operations of the Adviser, (b) the business, condition (financial or otherwise), liabilities (actual or contingent), results of operations or prospects of the Trust or the Fund, (c) the legality, validity or enforceability of any Capital Protection Document, or (d) the ability of the Fund to perform any of its Obligations, and (ii) with respect to the Capital Protection Provider or the Guarantor, a material adverse effect on or a material adverse change in (x) the business, condition (financial or otherwise), assets, liabilities (actual or contingent), results of operations or prospects of the Capital Protection Provider or Guarantor, (y) the legality, validity or enforceability of any Capital Protection Document, or (z) the ability of the Capital Protection Provider or the Guarantor to perform any of their respective obligations under any Capital Protection Document.
          “Material Estimation Error Threshold” means, as of any Business Day, with respect to any Fund Share Class, 5% of the Cushion per Share for such Fund Share Class for the immediately preceding Business Day.
          “Material Financial Obligation” has the meaning provided in Section 7.01(j).
          “Maximum Settlement Amount” means $500,000,000 as amended or modified in accordance with Appendix E.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Nationally Recognized Outside Counsel” means one of the law firms listed in Appendix F hereof, as selected by the Capital Protection Provider in its sole discretion, as the names of such law firms may be modified from time to time.
          “NAV Per Share” means, with respect to any Fund Share Class on any Business Day, the net asset value per share of the shares of such Fund Share Class, expressed in Dollars, as of the close of business on such Business Day, as determined in accordance with U.S. GAAP, the methodology prescribed in each Prospectus and the Organizational Documents of the Fund, and applicable Law, in each case, as consistently applied, provided, that for purposes of this

Agreement, neither this Agreement or any other Capital Protection Document (considered individually or jointly), on the one hand, nor any liability of the Fund attributed to this Agreement or any other Capital Protection Document (considered individually or jointly), on the other hand, shall be assigned a value other than $0 in the calculation of the net asset value per share of the shares of any Fund Share Class.
          “Net Assets” means, with respect to any Person at any time, the total assets of such Person at such time minus the total liabilities of such Person at such time, as determined in accordance with U.S. GAAP and applicable Law, in each case, as consistently applied.
          “Obligations” means the obligations of the Fund to perform its obligations hereunder and under any other Capital Protection Document including, without limitation, the obligations of the Fund to pay the Capital Protection Fee and to pay interest, fees and all other charges, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in the Capital Protection Documents (including any interest and other amounts which accrue after the commencement of any case, proceeding or other action relating to the bankruptcy insolvency or reorganization of the Fund, or would accrue but for the operation of applicable bankruptcy or insolvency Laws, regardless of whether such interest and other amounts are allowed claims in such case, proceeding or other action).
          “Off-Balance Sheet Liability” means any debts for which the Fund is liable which do not appear on the Fund’s balance sheet as a liability.
          “Ordinary Fund Fees and Expenses” means Fund Fees and Expenses incurred or accrued in the ordinary course of business other than (i) Income Taxes and (ii) redemption fees and sales charges incurred or accrued by the Fund as a shareholder of any registered open-end investment company or any other Investment Fund advised, administered, managed or sponsored by the Adviser or its Affiliates.
          “Organizational Documents” means, (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
          “Other Investment Position” means, with respect to any Person, a Derivatives Transaction, any short position or similar market exposure or any other investment position (other than an Investment) of such Person.
          “Other Party” means, in relation to an “Affected Party” under this Agreement, (i) if the Fund is the Affected Party, each of the Capital Protection Provider and the Guarantor,

and (ii) if either of the Capital Protection Provider or the Guarantor is the Affected Party, the Fund.
          “Party” means each of the Capital Protection Provider and the Fund.
          “Pending Redemptions” means, as of any Business Day, the amount owing to the Fund in respect of any order or instruction by the Fund to redeem any Investment of the Fund which has not been satisfied as of such Business Day, to the extent that such Investment (or the portion thereof to be redeemed) is not included in the Portfolio Value.
          “Pending Redemptions to Fund Investors” means, as of any Business Day, any order or instruction to redeem shares or other investment units of any Fund Share Class for which the Fund has not made payment as of such Business Day, to the extent such shares or other investment units are not included in the calculation of the NAV Per Share of such Fund Share Class.
          “Pending Settlement Receivable” means, as of any Business Day, the net payment obligation of any counterparty to the Fund under (a) any executed sale, assignment, novation or other similar transaction in relation to any Investment or any Other Investment Position or (b) any Investment or Other Investment Position that that has been terminated or which otherwise ceases to be an Investment or Other Investment Position, in each case, which has not settled as of such Business Day.
          “Pending Subscription Amount” means, as of any Business Day, any amount owing to the Fund in respect of subscriptions for new shares or investment units of any Fund Share Class for which the Fund has not received payment as of such Business Day to the extent such shares or other investment units are included in the calculation of the NAV Per Share of such Fund Share Class.
          “Permitted Encumbrances” means:
          (a) Liens in favor of the Fund’s custodian granted pursuant to the Custody Agreement to secure obligations arising under such agreement;
          (b) Liens arising pursuant to any Derivatives Obligation or other investment technique that is permitted under the Prospectus and which the Fund is not prohibited from incurring or using under the Investment Company Act or any other Law;
          (c) The segregation of assets of the Fund in connection with any Derivatives Obligation or other permitted investment technique that is permitted under the Prospectus and which the Fund is not prohibited from incurring or using under the Investment Company Act or any other Law;
          (d) Liens for taxes, assessments, governmental charges or levies or statutory Liens for sums not yet due or being contested in good faith by appropriate proceedings;
          (e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, banker’s and other like Liens imposed by law, arising in the ordinary course of business of the Fund securing obligations that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings; and
          (f) Liens in favor of Debt permitted under Section 5.02(a).
          “Person” means an individual, partnership, corporation, limited liability company, joint stock company, trust, unincorporated association, legally segregated portfolio, cell or account, joint venture or other entity, or a government or any political subdivision or agency thereof.
          “Portfolio” means, at any time, the Fund’s portfolio of Cash, Investments and Other Investment Positions at such time. For the avoidance of doubt, the Portfolio includes all Investments and Other Investment Positions of the Fund made or entered into on or after the Closing Date.
          “Portfolio Receivable” means any Pending Redemption, Pending Settlement Receivable and any Pending Subscription Amount and the amount of any other reduction in the Portfolio Value which is attributed to a transaction that results in a payment obligation to the Fund.
          “Portfolio Value” means, as of any Business Day, (a) the sum of all Cash owned by the Fund plus the aggregate Component Value of each of the Investments and Other Investment Positions comprising the Portfolio, minus (b) the aggregate amount of Pending Redemptions to Fund Investors, plus (c) the sum of all Portfolio Receivables.
          “Proportional Protected NAV per Share” means, as of any Business Day, with respect to any Fund Share Class, the product of (a) the Protected NAV per Share for such Fund Share Class for the immediately preceding Business Day times (b) the ratio, the numerator of which is (i) the NAV Per Share for such Fund Share Class for the immediately preceding Business Day minus the Dividend per Share for such Business Day, and the denominator of which is (ii) the NAV Per Share for such Fund Share Class for the immediately preceding Business Day.
          “Prospectus” means, for any Fund Share Class, the prospectus and statement of additional information pursuant to which the shares of such Fund Share Class are offered for sale, including any supplement or information contained in a prospectus or statement of additional information filed with the Commission pursuant to the Securities Act, as the same may be amended, supplemented or modified and in effect from time to time.
          “Protected NAV per Share” means, with respect to any Fund Share Class, (a) as of the Closing Date, 80% of NAV Per Share of such Fund Share Class on the Closing Date, and (b) as of any other Business Day, the greater of (i) 80% of NAV Per Share of such Fund Share Class as of such Business Day, and (ii)(A) the Protected NAV per Share of such Fund Share Class as of the immediately prior Business Day, minus (B) the Extraordinary Items Adjustment per Share for such Fund Share Class as of such Business Day, minus (C) the Dividend Adjustment per Share for such Fund Share Class as of such Business Day.
          “Rating Agency” means either of Moody’s or S&P.

          “Recomposition Event” means a Tier 1 Recomposition Event or a Tier 2 Recomposition Event.
          “Reference Banks” means the New York offices of Citibank, N.A., JPMorgan Chase Bank, N.A. and Bank of America, N.A.
          “Reference Date” means the Scheduled Reference Date; provided that, if (a) a Market Disruption Event occurs on the Scheduled Reference Date, the Reference Date shall be automatically extended until the earlier to occur of (i) the first Business Day on which there is no Market Disruption Event and (ii) the fourteenth Business Day following the Scheduled Reference Date, and if there is a Market Disruption Event on such Business Day, the Reference Date shall be the Termination Date, (b) if the Reference Date is the Termination Date and a Market Disruption Event has occurred on the Termination Date, the Reference Date shall be the most recent Business Day prior to the Termination Date on which a Market Disruption Event had not occurred, and (c) if (1) the Termination Date occurs as a result of any Reporting Event or (2) if there occurs a Reporting Event with respect to a report delivered on or after the occurrence of a Termination Date, in each case, the Reference Date shall be the most recent Business Day prior to the date on which the disputed report was received by the Capital Protection Provider for which no report that was delivered on behalf of the Fund pursuant to clauses (ix) through (xiii) of Schedule II is subject to a Reporting Event.
          “Reporting Date” means, with respect to any Haircut and Cushion Report, the Business Day on which the Agent delivers such Haircut and Cushion Report to the Fund; provided that, if any Haircut and Cushion Report is delivered after the Cut-Off Time on any Business Day, such Haircut and Cushion Report shall be deemed to have been delivered to the Fund on the next Business Day.
          “Reporting Event” has the meaning provided in Section 1.04.
          “Required Capital” has the meaning provided in the definition of “Increased Cost”.
          “Required Collateral” has the meaning provided in the definition of “Increased Cost”.
          “Responsible Officer” means, with respect to the Fund, the chief executive officer or chief financial officer of the Fund (whether or not the Person performing such duties is so designated) or any designee thereof, and, any other Person notified by the Fund to the Capital Protection Provider in writing.
          “Scheduled Reference Date” means the first Business Day following the Termination Date.
          “Scheduled Termination Date” means January 3, 2022, as such date may be extended pursuant to and in accordance with Section 2.03; provided that, if the Scheduled Termination Date would otherwise fall on a day that is not a Business Day, the Scheduled Termination Date shall be the first Business Day preceding the Scheduled Termination Date.

          “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.
          “Series” has the meaning provided in the Preamble of this Agreement.
          “Service Provider” means each of the Adviser, the Administrator and the Custodian.
          “Settlement Amount” means the greater of (a) $0 and (b) the lesser of (i) the Aggregate Shortfall Amount as of the Reference Date and (ii) the Maximum Settlement Amount; provided that, at any time after the occurrence of a Knock-Out Event (including, for the avoidance of doubt, when any Knock-Out Event that has occurred and has ceased to continue), the Settlement Amount shall be $0.
          “Settlement Date” means (i) if the Termination Date is the Scheduled Termination Date or if the Termination Date is an Early Termination Date resulting from either the Fund or the Capital Protection Provider exercising its right to terminate this Agreement pursuant to Section 7.02, three Business Days after the Termination Date, (ii) if the Termination Date is an Early Termination Date resulting from the Capital Protection Provider exercising its right to terminate this Agreement pursuant to Section 7.01 or if the Termination Date results from a Knock-Out Event, three Business Days after the date the Capital Protection Provider provides notice to the Fund of such termination, (iii) if the Termination Date is an Early Termination Date resulting from the Fund exercising its right to terminate this Agreement pursuant to Section 7.03, three Business Days after the date the Fund provides notice to the Capital Protection Provider of such termination, and (iv) if the Termination Date is an Early Termination Date resulting from the Aggregate Shortfall Amount being greater than $0, an Early Termination Date as described in clause (b) of the definition thereof, or the occurrence of a Cash Recomposition Event, the later to occur of (a) three Business Days after the Termination Date and (b) two Business Days after the Reference Date; provided that, if a Market Disruption Event occurs on the Settlement Date, the Settlement Date shall be automatically extended until the first Business Day thereafter on which a Market Disruption Event does not occur.
          “Shortfall Amount by Fund Share Class” means, as of any Business Day, for each Fund Share Class, the total number of shares of such Fund Share Class that are outstanding as of the close of business on such Business Day multiplied by the NAV Per Share of such Fund Share Class on such Business Day multiplied by the greater of (a) $0 and (b) the Highest Shortfall Percentage for such Business Day.
          “Shortfall Percentage” means, as of any Business Day, with respect to any Fund Share Class, the greater of (I) the ratio of (a) the difference of (i) the Protected NAV per Share of such Fund Share Class as of such Business Day minus (ii) the NAV Per Share of such Fund Share Class as of such Business Day and (b) the NAV Per Share of such Fund Share Class as of such Business Day and (II) zero.
          “S&P” means Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies.

          “Subsidiary” means, with respect to any Person, of which at least a majority of the securities or other ownership interests having by the terms thereof has ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such Person (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
          “Swap Agreement” means any “swap agreement” as defined in § 101(53B) of the Bankruptcy Code, or any successor provision.
          “Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.
          “Tax Event” means (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the Closing Date (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Law, that in either case, in the reasonable judgment of the Agent, will result in, or, based on the advice of Nationally Recognized Outside Counsel, will have a substantial likelihood of resulting in, any of the Fund, the Capital Protection Provider or the Guarantor (such party, the “Affected Party”) (i) being required to deduct or withhold for or on account of a Tax on any payment to be made (A) in the case of the Fund, to the Capital Protection Provider, and (B) in the case of the Capital Protection Provider or the Guarantor, to the Fund, or (ii) receiving a payment hereunder from which an amount is required to be deducted or withheld for or on account of a Tax, and that, in either case contemplated by clause (i) or (ii) of this definition, the deduction or withholding of such payment would (if applied) result in a reduction of such payment by more than 2.5%.
          “Tax Treatment Notice” has the meaning provided in Section 7.04.
          “Termination Date” means the earliest of (a) the Scheduled Termination Date, (b) the occurrence of an Early Termination Date and (c) the occurrence of a Knock-Out Event.
          “Tier 1 Recomposition Event” has the meaning provided in Section 5.01(g)(i).
          “Tier 1 Cushion Deficit” has the meaning provided in Section 5.01(g)(i).
          “Tier 2 Recomposition Event” has the meaning provided in Section 5.01(g)(ii).
          “Trust” has the meaning provided in the Preamble to this Agreement.
          “Trustee Fees and Expenses” means compensation and expenses of the Trust’s trustees who are not “interested persons” (as that term is defined in the Investment Company Act) of the Adviser or the Fund allocated to the Fund, and the expenses of any counsel or other Persons, or for services, retained by such trustees for and on behalf of the Fund or such trustees.

          “U.S. GAAP” means United States generally accepted accounting principles consistently applied.
          “Value” means the value, as expressed in U.S. Dollars, of any security or instrument determined in accordance with the valuation procedures of the Adviser or the Trust in effect as of the date hereof as modified, amended or supplemented by the Board or the Adviser.
          “Volatility” has the meaning set forth in Appendix B.
          Section 1.02. Other Interpretive Provisions.
          (a) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and “subsection”, “Section”, “Article”, “Appendix”, “Schedule” and “Exhibit” references are to provisions in this Agreement unless otherwise specified.
          (b) Unless otherwise expressly provided herein, references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.
          (c) References herein to this Agreement or any other agreements or documents are to be construed as such agreements or documents as amended, supplemented, restated, extended, renewed, refinanced or replaced from time to time.
          (d) The word “day” refers to a calendar day unless otherwise indicated.
          (e) All accounting terms not specifically defined herein shall be construed in accordance with accounting principles consistent with U.S. GAAP.
          (f) All references to “close of business” or comparable phrasing herein refer to the “Scheduled Closing Time” as defined in the ISDA Definitions and determined as of the “Exchange” were the New York Stock Exchange.
          (g) The determination of the total number of shares of a Fund Share Class that are outstanding as of the close of business on any Business Day shall take into account any subscriptions and redemptions of shares of such Fund Share Class on or prior to the close of business on such Business Day, regardless of the respective payment date.
          Section 1.03. Calculations and Determinations of the Agent. The Agent shall have sole responsibility for calculating the Aggregate NAV of the Fund, the Protected NAV per Share, the Aggregate Protected Amount, the Shortfall Amount by Fund Share Class, the Aggregate Shortfall Amount, the Aggregate Haircut Amount, the Adjusted Cushion Percentage, the Adjusted Cushion Amount, the Cushion, the Settlement Amount, the Dividend Adjustment, the Dividend Adjustment per Share, the Extraordinary Items Adjustment and the Extraordinary Items Adjustment per Share, the Fund Share Class Percentage of NAV, all interest rates, fees and any other item in which a numerical computation is required hereunder or in connection with the transactions contemplated hereby and shall have sole responsibility for determining whether any Investment or Other Investment Position constitutes an Eligible Position or the occurrence of a

Recomposition Event; provided that the calculation of NAV Per Share and the number of shares outstanding with respect to any Fund Share Class shall be determined by the Fund. In determining such calculations, the Agent may confer with the Service Provider with respect to the Value of Fund assets and, to the extent any discrepancy exists between the Value of such assets and the Agent’s calculations, the Agent shall immediately notify the Fund’s Responsible Officers. All determinations of the Agent shall be made in its reasonable discretion and all calculations shall be conclusive absent manifest error. The Agent shall provide the Trust with copies of, or access to, all supporting documentation reasonably requested by such parties for the purpose of verifying the foregoing calculations.
          Section 1.04. Calculations. If the Agent, acting in good faith, reasonably disputes any of the information contained in the reports delivered pursuant to clauses (ix) through (xiii) of Schedule II, it shall notify the Fund by 12:00 p.m. (New York City time) the Business Day after the Agent receives the disputed report. If the Agent and the Fund are unable to resolve any such dispute by 5:00 p.m. (New York City time) on the second Business Day after the Agent receives the disputed report (a “Reporting Event”), such dispute shall, if the Termination Date shall not already have occurred, be a Fund Event. The Agent and the Fund shall use commercially reasonable efforts to resolve such dispute within such period.
ARTICLE 2
Capital Protection Payment Obligation and Settlement Procedures
          Section 2.01. Settlement. Subject to and upon the terms and conditions set forth herein, the Capital Protection Provider promises to pay to the Fund upon the occurrence of the Termination Date the Settlement Amount on the Settlement Date. Any notices regarding the Settlement Amount shall be delivered by e-mail to the addresses set forth in Schedule I hereof. For the avoidance of doubt, and subject to Section 9.11, unless otherwise provided herein, this Agreement and all obligations of the Capital Protection Provider hereunder shall terminate upon the occurrence of the Settlement Date and, if due pursuant to the terms of this Agreement, the payment of the Settlement Amount.
          Section 2.02. Capital Protection Fee. For the period from and including the date of this Agreement to but not including the Termination Date, the Fund agrees to pay to the Capital Protection Provider a fee (the “Capital Protection Fee”) on each Capital Protection Fee Payment Date equal to the product of (i) the average of each Aggregate Protected Amount for each Business Day during the most recent Calculation Period, (ii) 0.75% and (iii) a fraction (A) the numerator of which is the number of days in such Calculation Period, and (B) the denominator of which is 365.
          Section 2.03. Extension of Scheduled Termination Date. At any time during the two-month period commencing on the day that is twelve (12) months prior to the Scheduled Termination Date and ending on the day that is ten (10) months prior to the Scheduled Termination Date, the Fund may make a written request to the Capital Protection Provider to extend the Scheduled Termination Date then in effect to the date that is 10 years after such Scheduled Termination Date, whereupon the Capital Protection Provider may accept or decline such request in its reasonable discretion. If the Capital Protection Provider notifies the Fund in writing on or before the date that is two months after its receipt of the Fund’s request (such two-month period, the “Extension Approval Period”) that it has accepted the Fund’s request to extend the Scheduled Maturity Date, the Scheduled Termination Date shall be so extended. Any failure by the Capital Protection Provider to accept or reject a request by Fund to extend the Scheduled Termination Date during the Extension Approval Period shall be deemed to be a rejection by the Capital Protection Provider of such request.
          Section 2.04. Default Interest. Each Party shall pay, the fullest extent permitted under applicable Law, interest on the amount of any cost, expense, Fee or other amount payable by such Party hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable on demand (and in any event in arrears on the date such amount shall be paid in full), at a rate per annum which is equal to the Base Rate.
          Section 2.05. Maximum Interest. In no event shall the interest charged hereunder exceed the maximum rate of interest permitted under the Laws of the State of New York or of any other applicable jurisdiction (the “Maximum Rate”). In determining whether the interest rate charged hereunder exceeds the Maximum Rate, the Party to whom such interest is owed may, to the extent permitted by applicable Law, (i) characterize any interest payment as an expense, fee or premium rather than interest, and (ii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Agreement.
          Section 2.06. Payments and Computations.
          (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made not later than 2:00 p.m. (New York City time) on the date when due and shall be made in Dollars in immediately available funds to a bank account to be designated by the Fund, with respect to the payment of the Settlement Amount, or to the bank account of the Capital Protection Provider identified on Schedule I or such other bank accounts designated by the Capital Protection Provider from time to time, with respect to the Capital Protection Fee and any other amounts payable to the Capital Protection Provider hereunder. Any payments under this Agreement that are made later than 2:00 p.m. (New York City time) on any day shall be deemed to have been made on the next succeeding Business Day.
          (b) Whenever any payment hereunder would be due on a day other than a Business Day, such due date shall be extended to the next succeeding Business Day.
          Section 2.07. Taxes.
          (a) All payments under this Agreement and the other Capital Protection Documents will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable Law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will: (1) promptly notify the other party (“Y”) of such requirement; (2) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y; and (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities. Unless withholding arises because of a Tax Event, such withholding constitutes a breach of the representation in Section 2.07(b).
          (b) The Fund, on the one hand, and the Capital Protection Provider and Guarantor, on the other hand, each represents, warrants and agrees that it is not required by any applicable Law, as modified by the practice of any relevant governmental revenue authority, of any relevant jurisdiction to make any deduction or withholding for or on account of any Tax from any payment to be made by it to Capital Protection Provider, in the case of the Fund, and to the Fund, in the case of the Capital Protection Provider and the Guarantor, under this Agreement or any other Capital Protection Document. In making the foregoing representation, warranty, and agreement, the Fund may rely on the accuracy of any of the representations made by the Capital Protection Provider and the Guarantor pursuant to Section 2.07(c) of this Agreement and the continued accuracy and effectiveness of any document provided by either the Capital Protection Provider or the Guarantor pursuant to Section 2.07(d) and, likewise, the Capital Protection Provider and the Guarantor may rely on the accuracy of any of the representations made by the Fund pursuant to Section 2.07(c) of this Agreement and the continued accuracy and effectiveness of any document provided by the Fund pursuant to Section 2.07(d).
          (c) (i) The Capital Protection Provider represents that it is a Delaware corporation; (ii) the Guarantor represents that it is a société anonyme organized under the Laws of France, and (iii) the Fund represents that the Trust is a statutory trust organized under the Laws of the State of Delaware.
          (d) (i) The Fund shall deliver or cause to be delivered to the Agent a U.S. Internal Revenue Form W-9; (ii) the Capital Protection Provider shall deliver or cause to be delivered to the Fund a U.S. Internal Revenue Service Form W-9, and (iii) the Guarantor shall deliver or cause to be delivered to the Fund a U.S. Internal Revenue Service Form W-8BEN with Part II completed. Notwithstanding the foregoing, it shall not be a breach of this provision if any such Person does not deliver the applicable form by reason of material prejudice to its legal or commercial position.
          (e) If a Tax Event occurs, the Affected Party will use all reasonable efforts (which will not require such party to violate any Law, including the Investment Company Act, or incur a loss, excluding immaterial, incidental expenses) to transfer, within 20 days after it receives notice from the Agent of such Tax Event, all of its rights and obligations under this Agreement or, in the case of the Guarantor, the Guaranty to another of its offices or Affiliates if such assignment is permitted under Section 9.06 and the making of such a change would avoid the need for any deduction or withholding of Tax from any payment made hereunder, so long as such transfer would not be, in the reasonable judgment of such Affected Party, unlawful, legally inadvisable or commercially or otherwise disadvantageous to such Affected Party in any respect. If the Affected Party is not able to make such a transfer it will give notice to the Other Party to that effect within such 20-day period, and such Tax Event shall become a Fund Event on the 20th day after such notice is given by the Affected Party; provided that, on any day prior to which the Tax Event would become a Fund Event, if the Fund is required to deduct or withhold from any payment by it under this Agreement or any other Capital Protection Document for or on account of any Taxes, it may provide irrevocable written notice to the Capital Protection

Provider that it has elected to be subject to Section 2.07(f) with respect to such Tax Event, in which case such Tax Event shall not become a Fund Event.
          (f) If the Fund has provided irrevocable written notice pursuant to and in accordance with Section 2.07(e) of its election to be subject to this Section 2.07(f) then:
               (i) The sum payable by the Fund shall be increased as may be necessary so that after the Fund has made all required deductions and withholdings (including deductions and withholdings in respect of Taxes applicable to additional amounts payable under this Section 2.07(f)) the Capital Protection Provider receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Taxes to the extent resulting from such Tax Event; and
               (ii) The Fund hereby agrees to indemnify the Capital Protection Provider for, and to hold it harmless against, the full amount of Taxes resulting from such Tax Event, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.07(f), imposed on or paid by the Capital Protection Provider and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by the Fund provided for in this Section 2.07(f)(ii) shall apply and be made whether or not the Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by the Fund under the indemnity set forth in this Section 2.07(f)(ii) shall be paid within 10 days from the date on which the Capital Protection Provider makes written demand therefor.
ARTICLE 3
Conditions Precedent
          Section 3.01. Conditions Precedent to Closing. The effectiveness of this Agreement (which shall occur on the Closing Date) is subject to the satisfaction of the following conditions precedent as of the Closing Date on or before March 1, 2012 (and if the following conditions precedent are not satisfied by such time, this Agreement shall automatically terminate):
          (a) each Party shall have received, in a form satisfactory to it, opinions from counsel to the other Party covering due authorization, execution and delivery of the Capital Protection Documents by the other Party, in each case in form and substance reasonably satisfactory to such Party;
          (b) each Party shall have received, in a form satisfactory to it, copies of all Capital Protection Documents duly executed and delivered by the other Party and, where applicable, the Guarantor;
          (c) the Capital Protection Provider shall have received, in a form satisfactory to it, a copy of the Custody Agreement duly executed by the Trust and the Custodian;

          (d) the Capital Protection Provider shall have received an officer’s certificate of the Fund, dated as of the Closing Date, substantially in the form of Exhibit B, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Capital Protection Provider, executed by the President or any Vice President or any Responsible Officer of the Fund and the Secretary or any Assistant Secretary on behalf of the Fund and which certificate shall include (i) the incumbency and signature of the officers of the Fund executing any Capital Protection Document, or having authorization to execute any certificate, notice or other submission required to be delivered to the Agent or the Capital Protection Provider pursuant to this Agreement, (ii) true and complete copies of the Organizational Documents and each Prospectus of the Fund and the Organizational Documents of the Trust, certified as of the Closing Date as complete copies thereof by the Secretary or an Assistant Secretary of the Fund or the Trust, as applicable, (iii) certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of each of the Trust and the Fund (x) in the jurisdiction of its organization and (y) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (y), where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect with respect to the Fund;
          (e) the Capital Protection Provider shall have received an officer’s certificate of the Adviser, dated as of the Closing Date, substantially in the form of Exhibit B, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Capital Protection Provider, executed by the President or any Vice President or any Responsible Officer of the Adviser and the Secretary or any Assistant Secretary on behalf of the Adviser and which certificate shall include (i) the incumbency and signature of the officers of the Adviser executing any Capital Protection Document, or having authorization to execute any certificate, notice or other submission required to be delivered to the Agent or the Capital Protection Provider pursuant to this Agreement, (ii) true and complete copies of the Organizational Documents of the Adviser, certified as of the Closing Date as complete copies thereof by the Secretary or an Assistant Secretary of the Adviser, (iii) certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Adviser (x) in the jurisdiction of its organization and (y) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (y), where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect with respect to the Adviser;
          (f) the Fund shall have received a certificate dated as of the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Fund, executed by the Secretary or an Assistant Secretary of the Capital Protection Provider on behalf of the Capital Protection Provider, and which certificate shall include the incumbency and signature of the employees of the Capital Protection Provider authorized to execute on behalf of the Capital Protection Provider any Capital Protection Document to which it is party, or having authorization to execute any certificate, notice or other submission required to be delivered to the Fund pursuant to this Agreement;
          (g) the Fund shall have received, in a form satisfactory to it, a certificate, dated as of the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Fund, executed by a permanent representative of the Guarantor on behalf of the Guarantor, and which certificate shall include the incumbency and signature of the employees of the Guarantor authorized to execute on behalf of the Guarantor any Capital Protection Document to which it is party, or having authorization to execute any certificate, notice or other submission required to be delivered to the Fund pursuant to this Agreement;
          (h) the Capital Protection Provider shall have received, in a form satisfactory to it, a copy of the resolutions, in form and substance reasonably satisfactory to the Capital Protection Provider, of the Board of Directors (or analogous body) of the Fund authorizing the execution, delivery and performance of this Agreement and the other Capital Protection Documents to which it is a party, certified on behalf of the Fund by the Secretary or an Assistant Secretary of the Fund, as of the Closing Date, which certification shall be included in the certificate delivered in respect of the Fund pursuant to Section 3.01(d), shall be in form and substance reasonably satisfactory to the Capital Protection Provider and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;
          (i) the Capital Protection Provider shall have received, in a form satisfactory to it, a certification that shall be included in the certificate delivered in respect of the Fund pursuant to Section 3.01(d), stating on behalf of the Fund that as of the Closing Date:
               (i) The representations and warranties contained in Section 4.01 are true and correct in all material respects on and as of the Closing Date, as though made on and as of the Closing Date;
               (ii) No Fund Event or Knock-Out Event exists as of the Closing Date;
               (iii) No licenses, authorizations, consents or approvals as referred to in Section 4.01(n) are required as of the Closing Date or, in the case that such documents are required, that they are required and attaching copies thereof; and
               (iv) The Aggregate Protected Amount as of the Closing Date does not exceed the Maximum Settlement Amount;
          (j) the Fund shall have arranged with the Custodian for the Capital Protection Provider and the Agent to directly receive the applicable reports and information contained in Schedule II;
          (k) the representations and warranties made by the Fund and Capital Protection Provider, respectively, contained in ARTICLE 4 shall be true and correct in all material respects on and as of the Closing Date;
          (l) each Party shall have received, in a form satisfactory to it, all corporate and other proceedings, and all documents, instruments and other legal matters reasonably requested by such Party evidencing or confirming the accuracy of the representations and warranties made by the other parties hereunder or the authority of such other parties to enter into this Agreement or the other Capital Protection Document to which they are party; and

          (m) (i) the registration statement of the Fund shall have been filed with the Commission and become effective, (ii) the investment policies and objectives of the Fund as described in the Prospectus contained in such registration statement and the description of the Capital Protection Provider and the Capital Protection Agreement in such Prospectus shall, in each case, be reasonably satisfactory to the Agent, and (iii) the Agent shall have determined in its reasonable discretion that any modifications to such Prospectus from the draft most recently filed with the Commission prior to the date of this Agreement do not materially change the rights of the Capital Protection Provider under, or the terms of, this Agreement.
Upon receipt the satisfaction of all documentary conditions precedent and its reasonable satisfaction that all non-documentary conditions precedent have been satisfied on or before March 1, 2012, each of the Fund and the Capital Protection Provider will confirm in writing to the other that the conditions precedent have been satisfied, and upon such written confirmation thereof from the Fund and the Capital Protection Provider on or before March 1, 2012, the Closing Date shall occur; provided, that such confirmation shall not constitute a waiver of any non-documentary condition that was not satisfied, and the non-defaulting Party shall be entitled to exercise any rights it may have hereunder or under applicable Law arising out of the failure of such condition.
ARTICLE 4
Representations and Warranties
          Section 4.01. Representations and Warranties of the Fund. In order to induce the Capital Protection Provider to enter into this Agreement, the Fund represents and warrants as of the date hereof and on the Closing Date as follows:
          (a) The Fund is a separate series of the Trust that has been duly created and is validly existing under Delaware Law and the Trust’s Organizational Documents. The Trust (i) has been duly organized and is validly existing under the Laws of Delaware, (ii) is an open-end management investment company registered under the Investment Company Act, (iii) is in good standing under Delaware Law and (iv) except where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect with respect the Fund, is duly qualified and in good standing as a foreign entity in each other jurisdiction in which the conduct of its business requires it to so qualify or be licensed.
          (b) To the best of the actual knowledge of the Key Employees, as of the date of the Agreement and, when this representation is deemed made on the Closing Date, the Closing Date, there is no plan or intention by the Fund to sell, exchange, or otherwise dispose of a number of its shares other than in the ordinary course of business.
          (c) The Fund has elected to be taxed as a regulated investment company under Code Section 851, and for all of its taxable periods, has qualified for the special tax treatment afforded regulated investment companies under the Code.
          (d) No distributions have or will be made with respect to the shares of the Fund (other than normal, regular dividend distributions made pursuant to the Trust’s historic dividend paying practice for applicable funds), either directly or through any transaction, agreement, or arrangement with any other Person, except for (i) distributions described in Code Sections 852 and 4982, as required for the Fund’s tax treatment as a regulated investment company under Subchapter M of the Code and (ii) redemptions by the Fund of its shares in the ordinary course of its business as an open-end investment company pursuant to Section 22(e) of the Investment Company Act.
          (e) The Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Code Section 368(a)(3)(A).
          (f) The Fund has no shareholders who are its employees.
          (g) Upon the issuance and sale of the shares of the Fund in the manner contemplated by the Trust’s registration statement, on behalf of the Fund, such shares will be legally issued, fully paid and nonassessable.
          (h) The Fund has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to own its assets and to carry on its business as now conducted and as proposed to be conducted and is in compliance with all Laws, orders, writs, judgments, injunctions, decrees, determinations and awards applicable to it or its property and all indentures, agreements and other contractual restrictions binding upon it or its property, except in each case where failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect with respect the Fund.
          (i) The Fund has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its Obligations, and the execution, delivery and performance by the Fund of the Capital Protection Documents to which it is a party have been duly authorized.
          (j) The Capital Protection Documents (i) do not contravene the Fund’s Organizational Documents, (ii) do not contravene any contractual restriction or require any consent under any agreement binding on the Fund, and (iii) do not violate any Law applicable to the Fund.
          (k) This Agreement has been, and each other Capital Protection Document to which the Fund is a party, when delivered hereunder, will have been, duly executed and delivered by the Fund. This Agreement constitutes, and each such other Capital Protection Document to which it is a party, when so executed and delivered will constitute, a legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other Laws affecting creditors’ rights generally and by general principles of equity.
          (l) Set forth on Schedule III are the Responsible Officers of the Fund authorized to execute the Capital Protection Documents and any amendments, waivers or any other modification thereto on behalf of the Fund, and the signature set forth beside the respective name and title of each said Responsible Officer are true, authentic signatures.
          (m) Each Key Employee that is employed by the Fund holds the respective positions set forth for such Key Employee on Schedule IV, and Schedule IV lists all employees of the Fund regularly involved in the investment decisions of the Fund as of the date of the Agreement and, when this representation is deemed made on the Closing Date, the Closing Date.
          (n) Except for any filings specifically provided for hereunder, no consent, authorization, approval or license or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by, or enforcement against, the Fund of any Capital Protection Document.
          (o) There is no action, proceeding or investigation pending or, to the Fund’s knowledge, threatened in writing affecting the Fund before any court, Governmental Authority or arbitrator which (i) is reasonably likely to have a Material Adverse Effect with respect to the Fund, (ii) purports to affect the legality, validity or enforceability of any Capital Protection Document or (iii) alleges any impropriety, illegality, or fiduciary breach by the Fund.
          (p) The Trust is an “investment company” that has been duly registered under the Investment Company Act. The Fund and the Trust are in compliance in all material respects with the Investment Company Act, and the execution, delivery and performance by the Fund of this Agreement does not violate the Investment Company Act, including, without limitation, Section 18 of the Investment Company Act. Based solely on the records of the Fund and without further investigation, neither the Capital Protection Provider nor the Agent is an “affiliated person”, “promoter” or “principal underwriter” of the Fund within the meaning of the Investment Company Act.
          (q) The Fund has properly claimed exclusion from the definition of “commodity pool operator” (and has filed a notice of eligibility for such exclusion with the National Futures Association) and is not required to register as a commodity pool under the Commodity Exchange Act of 1936.
          (r) The Adviser is the sole investment adviser of the Fund, and no employee, officer or trustee of the Fund is ineligible or subject to disqualification pursuant to Section 9(a) or 9(b) of the Investment Company Act and there is no proceeding or investigation pending or, to the knowledge of the Fund, threatened that would reasonably be expected to become the basis for any such ineligibility or disqualification.
          (s) Schedules I and III are true, complete and correct.
          (t) The Fund has timely filed all income tax returns and all other material tax returns which are required to be filed by it in all jurisdictions and has paid all Taxes, assessments, fees and other governmental charges imposed on it or its properties, except for Taxes, assessments, fees and other governmental charges being diligently contested in good faith and by proper proceedings and as to which appropriate reserves have been provided in accordance with U.S. GAAP, and the failure to pay which could not reasonably be expected to have a Material Adverse Effect with respect to the Fund. There are no Liens for Taxes and no claim is being asserted with respect to Taxes, except for statutory liens for Taxes not yet due and payable.
          (u) The Fund and the Trust are in compliance in all material respects with the requirements of all Laws (including Rule 22c-1 under the Investment Company Act and analogous rules and regulations in connection with the timing of purchase, sale and exchange of mutual fund shares or similar investment units) and all orders, writs, injunctions and decrees applicable to them or to their properties, except in such instances in which (A) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (B) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to the Fund.
          (v) No report, financial statement, certificate or other information furnished in writing by or on behalf of the Fund to the Capital Protection Provider, the Guarantor or the Agent in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), including, without limitation, any financial statements of the Fund, or any information contained in any Prospectus or any other offering document of the Fund contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since the respective dates as of which information is set forth in each Prospectus, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect with respect to the Fund.
          (w) Each Prospectus (A) has been prepared by the Trust in material conformity with the requirements of the Investment Company Act and the Securities Act (together, the “Acts”) and the rules and regulations of the Commission thereunder; (B) has become or been declared effective by the Commission; (C) contains all information and statements which are required by the Acts and the rules and regulations thereunder; and (D) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation is made with respect to information provided by or on behalf of the Capital Protection Provider relating directly to the Capital Protection Provider or the Guarantor for inclusion in any Prospectus.
          (x) All Marketing Materials (A) have been prepared by the Trust in material conformity with the requirements of the Acts and the rules and regulations of the Commission thereunder; and (B) do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation is made with respect to information provided by or on behalf of the Capital Protection Provider relating to the Capital Protection Provider or the Guarantor for inclusion in any Marketing Materials.
          (y) The Fund has or shall have consulted with its advisers with respect to the financial reporting, tax and accounting treatment of all transactions contemplated by the Capital Protection Documents or otherwise involving the Agent or the Capital Protection Provider (or any Affiliate thereof), prior to entering into any such transaction, and has made its own independent decision with respect to such financial reporting, tax and accounting treatment and has not relied upon the Agent or the Capital Protection Provider (or any Affiliate thereof) in making such decision.

          (z) From the date hereof, until and including the Closing Date, no event or circumstance has occurred, either individually or in the aggregate, that has had or that could reasonably be expected to have a Material Adverse Effect with respect to the Fund.
          Section 4.02. Representations and Warranties of the Adviser. In order to induce the Capital Protection Provider to enter into this Agreement, the Adviser represents and warrants as of the date hereof and the Closing Date as follows:
          (a) There is no action, proceeding or investigation pending or, to its knowledge, threatened in writing affecting the Adviser before any court, Governmental Authority or arbitrator which (i) could reasonably be expected to have a Material Adverse Effect with respect to the Fund, (ii) could reasonably be expected to affect the legality, validity or enforceability of any Capital Protection Document or (iii) alleges any impropriety, illegality, or fiduciary breach related to the performance of services by the Adviser to the Fund, except as publicly disclosed and notified by the Adviser to the Agent before the date hereof.
          (b) The Adviser is not ineligible or subject to disqualification pursuant to Section 9(a) or 9(b) of the Investment Company Act and there is no proceeding or investigation pending or, to the knowledge of the Adviser, threatened that would reasonably be expected to become the basis for any such ineligibility or disqualification.
          (c) The Adviser is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (A) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (B) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to the Fund.
          (d) Each Key Employee that is employed by the Adviser holds the respective positions set forth for such Key Employee on Schedule IV, and Schedule IV lists all employees of the Adviser regularly involved in the investment decisions of the Adviser with respect to the Fund as of the date of the Agreement and, when this representation is deemed made on the Closing Date, the Closing Date.
          (e) From the date hereof, until and including the Closing Date, no event or circumstance has occurred, either individually or in the aggregate, that has had or that could reasonably be expected to have a Material Adverse Effect with respect to the Adviser.
          Section 4.03. Representations and Warranties of the Capital Protection Provider. The Capital Protection Provider hereby represents and warrants to the Fund on and as of the date hereof (except with respect to the representations and warranties contained in Section 4.03(g), which are made solely on the Closing Date) and on the Closing Date as follows:
          (a) The Capital Protection Provider (i) is organized and in good standing under the Laws of the State of Delaware; (ii) has the power and authority, and the legal right, to own its assets and to transact the business in which it is engaged; (iii) is duly qualified to do business and is in good standing under the Laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; and (iv) is in compliance with all requirements of Law, except, in the case of clauses (ii), (iii) and (iv), where failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect with respect to the Capital Protection Provider.
          (b) The Capital Protection Provider has the power and authority, and the legal right, to execute, deliver and perform its obligations under this Agreement and any other Capital Protection Documents to which it is a party and has taken all necessary action required by applicable Law to authorize the execution, delivery and performance of this Agreement and any other Capital Protection Documents to which it is a party. Except as has been obtained, no consent or authorization of, filing with, or other act by or in respect of, any Government Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against the Capital Protection Provider of the Capital Protection Documents to which it is a party, other than such consents, authorizations, filings or acts the absence of which could not reasonably be expected to have a Material Adverse Effect with respect to the Capital Protection Provider. Each Capital Protection Document to which the Capital Protection Provider is a party has been duly executed and delivered on behalf of the Capital Protection Provider.
          (c) Each Capital Protection Document to which the Capital Protection Provider is a party, when executed and delivered, constitutes a legal, valid and binding obligation of the Capital Protection Provider enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
          (d) The execution, delivery and performance by the Capital Protection Provider of each of this Agreement and any other Capital Protection Document to which it is a party does not and will not violate any Law or obligation of the Capital Protection Provider and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues, except where such violation or Lien could not reasonably be expected to have a Material Adverse Effect with respect to the Capital Protection Provider. The Capital Protection Provider is not in violation of any obligation, except where such violation could not reasonably be expected to have a Material Adverse Effect with respect to the Capital Protection Provider.
          (e) No action, proceeding or investigation of or before any arbitrator or Government Authority is pending or, to the Capital Protection Provider’s knowledge, threatened in writing affecting the Capital Protection Provider (i) asserting the invalidity or unenforceability of this Agreement or any other Capital Protection Document to which it is a party, or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Capital Protection Document to which it is a party illegal or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect with respect to the Capital Protection Provider.
          (f) To the Capital Protection Provider’s knowledge, no statute, rule, regulation, order or publicly available interpretation of any such statute, rule, regulation or order by any Government Authority has been enacted or deemed applicable by any Government Authority that would make the transactions contemplated by this Agreement or any other Capital

Protection Document to which it is a party unenforceable or otherwise prevent the consummation thereof by the Capital Protection Provider.
          (g) All information provided by the Capital Protection Provider to the Trust as set forth in the Capital Protection Provider Information Letter is true and accurate in all material respects as of the date of such Capital Protection Provider Information Letter.
          (h) The financial statements of the Capital Protection Provider described in Section 6.01(a) and (b) and furnished to the Fund have been prepared in conformity with U.S. GAAP, and present fairly, in all material respects, the financial position of the Capital Protection Provider as of the dates referred to therein.
          (i) From the date hereof, until and including the Closing Date, no event or circumstance has occurred, either individually or in the aggregate, that has had or that could reasonably be expected to have a Material Adverse Effect with respect to the Capital Protection Provider.
          (j) As of the date hereof, the amount of capital required or expected to be maintained by each of the Capital Protection Provider or the Guarantor (without giving effect to any offsets that may apply) as a consequence of their respective obligations under the Capital Protection Documents is below 0.2% of the Aggregate Protected Amount with respect to the Capital Protection Provider and zero with respect to the Guarantor.
          (k) As of the date hereof, the amount of collateral, expressed as a percentage of the Settlement Amount, required or expected to be maintained by each of the Capital Protection Provider and the Guarantor as a consequence of their respective obligations under the Capital Protection Document is 0% with respect to the Capital Protection Provider and 0% with respect to the Guarantor.
          Section 4.04. Representations and Warranties of the Guarantor. The Guarantor hereby represents and warrants to the Fund on and as of the date hereof and on the Closing Date as follows:
          (a) The Guarantor (i) is organized and in good standing under the Laws of France; (ii) has the power and authority, and the legal right, to own its assets and to transact the business in which it is engaged; (iii) is duly qualified to do business and is in good standing under the Laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; and (iv) is in compliance with all requirements of Law, except, in the case of clauses (ii), (iii) and (iv), where failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect with respect to the Guarantor.
          (b) The Guarantor has the power and authority, and the legal right, to execute, deliver and perform its obligations under this Agreement and any other Capital Protection Documents to which it is a party and has taken all necessary action required by applicable Law to authorize the execution, delivery and performance of this Agreement and any other Capital Protection Documents to which it is a party. Except as has been obtained, no consent or authorization of, filing with, or other act by or in respect of, any Government Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against the Guarantor of the Capital Protection Documents to which it is a party, other than such consents, authorizations, filings or acts the absence of which could not reasonably be expected to have a Material Adverse Effect with respect to the Guarantor. Each Capital Protection Document to which the Guarantor is a party has been duly executed and delivered on behalf of the Guarantor.
          (c) Each Capital Protection Document to which the Guarantor is a party, when executed and delivered, constitutes a legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
          (d) The execution, delivery and performance by the Guarantor of each of this Agreement and any other Capital Protection Document to which it is a party does not and will not violate any Law or obligation of the Guarantor and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues, except where such violation or Lien could not reasonably be expected to have a Material Adverse Effect with respect to the Guarantor. The Guarantor is not in violation of any obligation, except where such violation could not reasonably be expected to have a Material Adverse Effect with respect to the Guarantor.
          (e) No action, proceeding or investigation of or before any arbitrator or Government Authority is pending or, to the Guarantor’s knowledge, threatened in writing affecting the Guarantor (i) asserting the invalidity or unenforceability of this Agreement or any other Capital Protection Document to which it is a party, or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Capital Protection Document to which it is a party illegal or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect with respect to the Guarantor.
          (f) To the Guarantor’s knowledge, no statute, rule, regulation, order or publicly available interpretation of any such statute, rule, regulation or order by any Government Authority has been enacted or deemed applicable by any Government Authority that would make any Capital Protection Document to which it is a party unenforceable or otherwise prevent the consummation thereof by the Guarantor.
          (g) From the date hereof, until and including the Closing Date, no event or circumstance has occurred, either individually or in the aggregate, that has had or that could reasonably be expected to have a Material Adverse Effect with respect to the Guarantor.
ARTICLE 5
Covenants of the Fund
          Section 5.01. Affirmative Covenants. The Fund hereby covenants and agrees that on the Closing Date and until all Obligations incurred hereunder are paid in full and the Agreement is terminated:

          (a) Company Existence, etc. The Trust will maintain its existence as a Delaware statutory trust and maintain the Series as a series of the Trust.
          (b) Reporting Requirements. The Fund shall furnish (or cause to be furnished) to the Agent the reports and information contained in Schedule II within the time periods specified therein.
          (c) Payment of Taxes, etc.
               (i) The Fund will pay and discharge, before the same shall become delinquent, all Taxes imposed upon it or upon its property, provided, however, that the Fund shall not be required to pay or discharge any such Tax that is being diligently contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with U.S. GAAP.
               (ii) Notwithstanding Section 5.01(c)(i) above, the Fund shall be managed to comply with Subchapter M of the Code.
          (d) Compliance with Other Obligations. The Fund shall:
               (i) pay and discharge, as the same shall become due and payable, all of its material obligations and liabilities, provided, however, that the Fund shall not be required to pay or discharge any such obligation or liability that is being diligently contested in good faith, and as to which appropriate reserves are being maintained in accordance with U.S. GAAP;
               (ii) preserve and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization and all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business;
               (iii) comply with the requirements of all Laws (including, but not limited to, the Investment Company Act) and all orders, writs, injunctions and decrees applicable to it or to its business or property except where the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect with respect to the Fund; and
               (iv) (A) use reasonable efforts to make the Fund’s independent certified public accountant available to the Capital Protection Provider and the Agent in connection with any questions on the Fund’s financial statements (provided that any fees charged by such accountant for any meeting with the Capital Protection Provider and/or the Agent shall be paid by the Capital Protection Provider, and not the Fund), (B) use reasonable efforts to make the Custodian and/or the Administrator or any other Service Provider available to the Capital Protection Provider and the Agent at any reasonable time during normal business hours and upon reasonable prior notice, from time to time to permit the Capital Protection Provider and any agent or representative thereof to visit the properties of such Persons and to discuss the affairs, finances, assets and accounts (including, without limitation, any deposit accounts and securities accounts) of the Fund with the appropriate officers of such Persons, and to audit any report prepared or required to be delivered by such Persons pursuant to Section 5.01(b) and Schedule II and the calculation of the NAV Per Share of any share class of the Fund and the number of outstanding shares of any share class of the Fund communicated to the Capital Protection Provider or the Agent, and to otherwise permit such Person (i) to discuss the affairs, finances, assets and accounts (including, without limitation, any deposit accounts and securities accounts) of the Fund with the Capital Protection Provider, the Agent and the Guarantor and (ii) to examine and make copies of and abstracts from their records and books of account, provided that the Fund shall not be required to reimburse the Capital Protection Provider, Agent or Guarantor for any expenses incurred by them in connection therewith, and (C) at any reasonable time during normal business hours and upon reasonable prior notice, from time to time permit the Capital Protection Provider and any agent or representative thereof to visit the properties of the Fund and to discuss the affairs, finances, assets and accounts (including, without limitation, any deposit accounts and securities accounts) of the Fund with any of the Fund’s officers and permit such officer’s to discuss the affairs, finances, assets and accounts of the Fund with the Capital Protection Provider, the Agent and the Guarantor and to examine and make copies of and abstracts from their records and books of account; provided that the Fund shall not be required to reimburse the Capital Protection Provider, Agent or Guarantor or any agent or representative thereof for any expenses incurred by them in connection therewith.
          (e) Portfolio Record Keeping. The Fund shall at all times keep or cause to be kept full and accurate transactional records relating to the Portfolio (including, without limitation, records of all payments, credits and other permitted dealings with the Portfolio).
          (f) Keeping of Books. The Fund shall keep proper books of record and account as are necessary to prepare financial statements in accordance with U.S. GAAP.
          (g) Recomposition of the Portfolio.
               (i) If, as of the close of business on any Business Day, the Cushion for such Business Day is less than the Aggregate Haircut Amount for such Business Day as reflected in the Haircut and Cushion Report for such Business Day (any such deficit being a “Tier 1 Cushion Deficit”, and the occurrence of a Tier 1 Cushion Deficit being a “Tier 1 Recomposition Event”), then the Fund shall comply with the requirements set forth in Appendix C.
               (ii) if, as of the close of business, on any Business Day the Cushion as reflected in the Haircut and Cushion Report for such Business Day is less than or equal to 1% of the Aggregate NAV of the Fund as of such Business Day (a “Tier 2 Recomposition Event”), then the Fund shall comply with the requirements set forth in Appendix D.
For the avoidance of doubt, in the event that a Tier 1 Recomposition Event and a Tier 2 Recomposition Event shall have occurred or be continuing at the same time, the Borrower shall comply the requirements of clause (ii) of this Section 5.01(g).

          (h) Separate Corporate Existence. The Trust will maintain the Series as a separate series of the Trust, hold all assets of the Series in trust solely for the benefit of the Series in accordance with applicable Law and shall account for the assets and liabilities attributable to the Series in accordance with applicable Law.
          (i) Margin. If the Fund is required to post collateral to, or receive collateral from, any counterparty pursuant to a Derivatives Transaction, the Fund shall ensure that such collateral is held for the benefit of the counterparty in an account of the Fund maintained with a third-party bank, securities intermediary or trust company which (i) is unaffiliated to such counterparty and (ii) has assets of at least $10 billion and a long-term debt rating or deposit rating of not less than “A” from S&P or A2 from Moody’s.
          (j) Valuation Policies. Each valuation policy, valuation model and pricing service used by the Fund shall be identical to the valuation policies, valuation models and pricing services utilized by any other fund or series of the Trust, and pricing and/or valuation decisions made by the Trust’s pricing committee with respect to a specific Investment, Other Investment Position or other position, shall be applied consistently to each such Investment, Other Investment Position or other position of the Fund and any other series of the Trust.
          (k) Marketing Materials. The Fund will use reasonable efforts to prepare the Marketing Materials (A) in material conformity with the requirements of the Acts and the rules and regulations of the Commission thereunder; and (B) with no untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the Fund will not be liable for the inaccuracy of any information provided by or on behalf of the Capital Protection Provider relating to the Capital Protection Provider or the Guarantor for inclusion in any Marketing Materials.
          (l) Dividend Date. The Fund shall pay or distribute Dividends only on the date the NAV Per Share is reduced as a result of such Dividends.
          Section 5.02. Negative Covenants. The Fund hereby covenants and agrees that on the Closing Date and until all Obligations incurred hereunder are paid in full and the Agreement is terminated:
          (a) Incurrence of Debt, Contingent Obligations and Off-Balance Sheet Transactions. The Fund will not create, incur or suffer to exist (i) any Debt other than Debt not prohibited under the Investment Company Act, (ii) any Contingent Obligations or (iii) any Off-Balance Sheet Liabilities.
          (b) Fund Liens. The Fund will not create, incur, assume or suffer to exist any Lien upon any property, revenues or assets of the Fund, whether now owned or hereafter acquired other than Permitted Encumbrances.
          (c) Investments. The Fund shall not make any Investments or enter into any Other Investment Positions other than in accordance with the Prospectus.

          (d) Limitation on Business. The Fund shall not, directly or indirectly, engage in any business other than investing in Investments or entering into any Other Investment Positions permitted by Section 5.02(c) and activities incidental thereto.
          (e) Modification of Organizational Documents and Certain Other Agreements. The Fund will not, directly or indirectly, (i) create a new share class or other similar investment unit of the Fund, or otherwise make any other adjustment in the rights of the shares of the Fund (e.g., a stock split or a recombination of shares), (ii) amend, modify or change its Organizational Documents as they relate to the Fund (including, without limitation, by the filing or modification of any certificate of designation) or bylaws (or equivalent Organizational Documents) which, in each case, could adversely affect the rights, interests or liability of the Capital Protection Provider under any Capital Protection Document, or (iii) amend, supplement or otherwise modify any Prospectus as it relates to a description of the Capital Protection Provider, any of its Affiliates or any Capital Protection Document; except, in each case, with the prior written consent of the Agent not to be unreasonably withheld; provided that no such consent shall be withheld with respect to filing of any Statement of Financial Condition of the Capital Protection Provider in accordance with applicable Law. For the avoidance of doubt, no amendment or modification to the Organizational Documents of the Trust to establish, modify, merge, reorganize or terminate any series or class shares of the Trust other than of the Series shall be subject to this Section 5.02(e).
          (f) Changes to Fiscal Year; Accounting Method. The Fund will not (i) change its fiscal year as in effect on the Closing Date without the prior written consent of the Capital Protection Provider or the Agent if such change would have a Material Adverse Affect with respect to the Fund, or (ii) change the accounting principles applied by the Fund as of the Closing Date without the prior written consent of the Capital Protection Provider or the Agent if such change would have a material adverse effect on the rights and obligations of the Capital Protection Provider under this Agreement; provided that consent shall not be required with respect to any change required by U.S. GAAP, or based on the written advice of the Fund’s counsel, required by Law.
          (g) Transactions with Affiliates. The Fund will not, directly or indirectly, (i) make any investment in an Affiliate (whether by means of share purchase; capital contribution; loan, advance or any other extension of credit, including repurchase agreements, securities lending transactions or any transaction involving a Swap Agreement; deposit, or otherwise including any agreement or commitment to enter into any of the foregoing) or (ii) transfer, sell, lease, assign or otherwise dispose of any tangible or intangible property to an Affiliate or enter into any other transaction, directly or indirectly, with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions for obligations of an Affiliate) except in compliance with the Investment Company Act.
          (h) Marketing. Neither the Fund nor the Trust shall include any material relating to the Capital Protection Provider (or any Affiliate thereof) or describing the terms of this Agreement in any Marketing Materials used by or on behalf of the Trust, the Fund, unless such material has been approved in writing by the Capital Protection Provider prior to any use of such Marketing Materials, which approval shall not be unreasonably withheld; provided that no such Marketing Materials shall state, imply or suggest that the Capital Protection Provider (or any Affiliate thereof) is in any way responsible for the offering of shares in or the management of the Fund; and, provided, further, that any such request shall be in writing and shall include the Marketing Material submitted for approval.
          (i) Custodian. The Fund will not change its Custodian in effect as of the date hereof without the prior written consent of the Capital Protection Provider, such consent not to be withheld so long as (i) the replacement Custodian shall be a bank or trust company organized and licensed under the laws of the United States of America or any State thereof and having assets of at least $10 billion and a long-term debt rating or deposit rating of not less than “A” from S&P or A2 from Moody’s, and (ii) the Fund shall have taken all steps reasonably necessary in order to ensure to the reasonable satisfaction of the Capital Protection Provider and Agent, the continued access by the Capital Protection Provider and Agent to documents, information and reports with respect to the assets comprising the Portfolio contemplated under this Agreement.
ARTICLE 6
Covenants of the Capital Protection Provider and Guarantor
          Section 6.01. Covenants of the Capital Protection Provider. The Capital Protection Provider hereby covenants and agrees that through the Termination Date:
          (a) As soon as available and in any event within 105 days after the end of each fiscal year of the Capital Protection Provider, the Capital Protection Provider shall provide to the Trust on behalf of the Fund, its Statement of Financial Condition as of the end of the relevant fiscal year, prepared in conformity with U.S. GAAP and accompanied by an independent auditor’s report by an accounting firm of national standing and reputation, which shall state that such financial condition, in the opinion of such accountants, presents fairly, in all material respects, the financial position of the Capital Protection Provider as of the date thereof in conformity with U.S. GAAP.
          (b) As soon as available and in any event within 65 days after the end of the first semi-annual fiscal period of each fiscal year of the Capital Protection Provider, the Capital Protection Provider shall provide to the Trust on behalf of the Fund, its unaudited Statement of Financial Condition, as of the end of the relevant semi-annual period, and such unaudited Statement of Financial Condition shall be prepared in conformity with U.S. GAAP, and shall present fairly, in all material respects, the financial position of the Capital Protection Provider as of the date thereof.
          (c) As soon as available and in any event within 30 days after the end of each quarterly fiscal period of each fiscal year of the Capital Protection Provider, the Capital Protection Provider shall provide to the Trust on behalf of the Fund, its FOCUS Report as of the end of the relevant fiscal quarter, which FOCUS Report shall be prepared in conformity with the applicable rules and regulations issued by the Commission.
          (d) To the extent administratively feasible and permissible under all applicable Laws, it will provide the Trust, promptly upon becoming aware of the same, with written notice of the commencement of any conservatorship, receivership or other Bankruptcy Event with respect to the Capital Protection Provider.

          (e) It shall comply in all material respects with the terms and provisions of all requirements of Law applicable to the Capital Protection Provider and it shall obtain and maintain all licenses, permits, charters and registrations that are necessary to the conduct of its business except to the extent the failure to comply with any such requirement of Law or obtain or maintain any such license, permit, charter or registration could not reasonably be expected to have a Material Adverse Effect with respect to the Capital Protection Provider.
          (f) It shall promptly and fully perform all of, and comply in all respects with, its obligations (i) under each Capital Protection Document to which it is a party, and (ii) under each other agreement, instrument or contract delivered in connection with a Capital Protection Document and by which it is bound, except in each case to the extent that such non-performance would not reasonably be expected to have a Material Adverse Effect with respect to the Capital Protection Provider, and shall provide the Trust with written notice promptly upon becoming aware of any material breach by it of the provisions of any such agreements.
          (g) All information provided by the Capital Protection Provider to the Trust in the Capital Protection Provider Information Letter (including the audited financial statements referenced therein) shall be true and accurate in all material respects as of the date of such Capital Protection Provider Information Letter and such information taken as a whole will not omit to state any material fact necessary to make such information in the context in which it is furnished not misleading; provided that any representation regarding any information in the Capital Protection Provider Information Letter that references the Capital Protection Provider’s financial statements shall be deemed to be made as of the date and for the periods referred to in such financial statements. For the avoidance of doubt, the Capital Protection Provider will not be responsible for the accuracy of any information in the Marketing Materials other than the information contained in the Capital Protection Provider Information Letter (including the audited financial statements referenced therein).
          Section 6.02. Covenants of the Guarantor. The Guarantor hereby covenants and agrees that through the Termination Date:
          (a) To the extent administratively feasible and permissible under all applicable Laws, it will provide the Trust, promptly upon becoming aware of the same, with written notice of the commencement of any conservatorship, receivership or other Bankruptcy Event with respect to the Guarantor;
          (b) It shall comply in all material respects with the terms and provisions of all requirements of Law applicable to the Guarantor and it shall obtain and maintain all licenses, permits, charters and registrations that are necessary to the conduct of its business except to the extent the failure to comply with any such requirement of Law or obtain or maintain any such license, permit, charter or registration could not reasonably be expected to have a Material Adverse Effect with respect to the Capital Protection Provider; and
          (c) It shall promptly and fully perform all of, and comply in all respects with, its obligations (i) under each Capital Protection Document to which it is a party, and (ii) under each other agreement, instrument or contract delivered in connection with a Capital Protection Document and by which it is bound, except in each case to the extent that such non-performance would not reasonably be expected to have a Material Adverse Effect with respect to the Capital Protection Provider.
ARTICLE 7
Termination
          Section 7.01. Early Termination by the Capital Protection Provider Based on the Occurrence of Fund Events. The Capital Protection Provider shall have the right to terminate the Agreement (and, if so terminated, the Guarantor’s obligations to the Fund under the Guaranty shall terminate, provided, in both instances, that all amounts, if any, presently due and payable by the Capital Protection Provider at the time of such termination (including amounts due and payable as a result of such termination on the Settlement Date) have been paid in full by the Capital Protection Provider) upon written notice to the Fund on any Business Day when any of the following events (each, a “Fund Event”) shall occur:
          (a) Any representation or warranty made by the Fund or the Adviser in any Capital Protection Document or in connection with any Capital Protection Document, or amendment or waiver thereof, or any certificate delivered in connection therewith, shall be incorrect in any material respect when made; or
          (b) The Fund fails to perform or observe any term, covenant, requirement or agreement contained in Section 5.02 (other than Section 5.02(a)); which failure could reasonably be expected to have a Material Adverse Effect, and such failure shall continue for four Business Days; or
          (c) The Fund fails to perform or observe any term, covenant, requirement or agreement contained in Section 5.01(b) with respect to clauses (iii), (iv), (vi), (vii) and (viii) of Schedule II; or
          (d) The Fund fails to perform or observe any term, covenant, requirement or agreement contained in Section 5.01(b) with respect to clause (v) of Schedule II and such failure shall continue for 10 Business Days; or
          (e) Unless such failure is solely due to a Market Disruption Event, in each case, as determined by the Agent in its reasonable discretion, (i) the Fund fails to perform or observe any term, covenant, requirement or agreement contained in Section 5.01(b) with respect to clauses (ix) through (xiii) and clauses (xiv)(A) and (xv) of Schedule II, and such failure shall continue for more than two Business Days, or (ii) the Fund fails to perform or observe any term, covenant, requirement or agreement contained in Section 5.01(b) with respect to clause (xiv)(B) of Schedule II, and such failure shall continue for more than one Business Day; provided that the relevant cure periods above will be applicable if in the reasonable discretion of the Capital Protection Provider, the Fund uses best efforts to cure such failures; or
          (f) The Fund fails to perform or observe any term, covenant, requirement or agreement contained in Section 5.02(a), and such failure shall continue for two Business Days; or

          (g) The Fund fails to perform or observe any term, covenant, requirement or agreement contained in Section 5.01(d)(iii) and such failure shall continue for 10 Business Days; or
          (h) Any suspension of the publication of the calculation of the NAV Per Share of any Fund Share Class, except to the extent such suspension is due solely to a Market Disruption Event or pursuant to an order of the Commission, in each case, in the Agent’s reasonable discretion and does not continue for more than three Business Days; or
          (i) The Fund shall fail to pay the Capital Protection Fee or any interest thereon or any other amount due hereunder, when the same becomes due and payable, and such failure shall continue for more than 10 Business Days following notice of such failure by the Capital Protection Provider to the Fund; or
          (j) The Fund (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, margin call, acceleration, demand or otherwise and after giving effect to any grace periods, to the extent applicable), in respect of any Contractual Obligation, Derivative Obligation, Debt, Contingent Obligation or Off-Balance Sheet Liability, of more than $10,000,000; provided, that the failure of the Fund to make a payment for a transaction that does not settle on the contracted settlement date (i.e., a failed trade) shall not constitute a Fund Event under clause (A) of this Section 7.01(j), or (B) fails to observe or perform any other agreement or condition relating to any Contractual Obligation, Derivative Obligation, Debt, Contingent Obligation or Off-Balance Sheet Liability, with an amount outstanding or an amount required to be paid by the Fund upon termination (including notional, principal, undrawn committed, available or contingent amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 (each, a “Material Financial Obligation”), or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which is to cause, or to permit the counterparty, holder or holders, creditor or creditors, or beneficiary or beneficiaries of such Material Financial Obligation (or a trustee or agent on behalf of such Persons) to cause, with the giving of notice if required, such Material Financial Obligation (1) in the case of any Contractual Obligation or Derivative Obligation, to be in default or terminated, (2) in the case of any Debt, Contingent Obligation or Off-Balance Sheet Liability, to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (in each case, automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt, Contingent Obligation or Off-Balance Sheet Liability to be made, prior to its stated maturity, or (3) in the case of any guaranty, to become payable; or
          (k) The Trust shall cease to be registered as an “investment company” under the Investment Company Act; or
          (l) A Change of Control or a Change in Key Management shall occur; or
          (m) Any merger or consolidation of the Fund with or into, or the conveyance, transfer, lease or other disposition by the Fund, whether in one transaction or in a series of transactions, of all or substantially all of its property and assets (whether now owned or hereafter acquired) to, any Person (including, for the avoidance of doubt, any other series of the Trust); or

          (n) A Bankruptcy Event shall occur with respect to the Trust, the Fund or the Adviser; or
          (o) The Capital Protection Provider shall have reasonably determined that (i) the Fund is a Benefit Plan Investor within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including Section 3(42) of ERISA and any regulations issued under ERISA; (ii) the Capital Protection Provider is a fiduciary, within the meaning of ERISA, as a result of, or in connection with, the performance of its obligations under the Capital Protection Agreement; (iii) any Law has made it unlawful or prohibited under applicable law (including, without limitation, prohibited under ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended), or that any Governmental Authority has asserted that it is unlawful, for any of the Capital Protection Provider, the Fund and/or the Guarantor to maintain any Capital Protection Document to which it is a party or to perform its respective obligations thereunder or (iv) any Law would allow any Governmental Authority to impose a sanction on or withhold a meaningful benefit from the Capital Protection Provider or Guarantor or any of their respective Affiliates if the Capital Protection Provider, the Fund and/or the Guarantor were to maintain, or in connection with any of them maintaining, any Capital Protection Document to which it is a party or were to perform, or in connection with any of them performing, its respective obligations thereunder; or
          (p) At any time after the Closing Date, (A) the adoption of any Law (other than a Tax Event), (B) any Change in Law (other than a Tax Event), (C) any change in compliance by the Capital Protection Provider or the Guarantor with any Law (other than a Tax Event) issued or created after the date hereof, whether or not having the force of Law, that in any case, in the Capital Protection Provider’s reasonable judgment, (i) subject to Section 7.04, has an adverse impact when compared to the tax treatment in effect on the date of this Agreement (it being understood that the tax treatment in effect on the date of this Agreement shall be determined without giving effect to the adoption of any Law or any Change in Law after the Closing Date that is retroactive to or prior to the date of this Agreement) on the Capital Protection Provider’s or the Guarantor’s tax treatment under this Agreement or the Guaranty (including any tax or increased tax of any kind whatsoever with respect to this Agreement or any change in the basis or rate of taxation of payments to or by the Capital Protection Provider in respect thereof), (ii) would result in a Material Adverse Effect with respect to the Capital Protection Provider or the Guarantor if it were to continue performing its obligations hereunder or under this Agreement or the Guaranty, as applicable, or (iii) materially impairs the rights or remedies afforded the Capital Protection Provider or the Guarantor under this Agreement or the Guaranty; or
          (q) The Fund shall fail to perform or observe any other term, condition, covenant, requirement or agreement applicable to the Fund contained in any Capital Protection Document, and such failure shall continue for 30 days after notice thereof; or
          (r) A Tax Event shall occur that becomes a Fund Event pursuant to Section 2.07(e); or
          (s) A Reporting Event shall occur; or

          (t) Any Custodian Event shall occur and, solely in the case of a Custodian Event that results from a Bankruptcy Event with respect to the Custodian in which the Custodian is under receivership, conservatorship or similar resolution process of any Governmental Authority that is, in the sole judgment of the Agent, not adversely effecting the Custodian’s execution of transactions or the Fund’s performance of its Obligations, a new Custodian is not appointed by the Trust in compliance with Section 5.02(i) within five Business Days after such Custodian Event; or
          (u) Any judgment or order shall be entered against the Fund in any investigative, administrative or judicial proceeding involving a determination that the Fund shall have violated in any material respect any civil Law or for the payment of money in excess of $10,000,000 and (A) enforcement proceedings are commenced by the judgment creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
          (v) The Trust, with respect to the Fund, ceases to be a regulated investment company eligible to receive pass through tax treatment under Subchapter M of the Code or fails to be in compliance with Subchapter M of the Code; or
          (w) The Adviser shall fail to comply with any requirement of Law (including, but not limited to, the Investment Company Act) or any order, writ, injunction or decree applicable to it or to its business or property except where the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect with respect to the Fund, and such failure shall continue for 10 Business Days; or
          (x) Any judgment or order shall be entered against the Fund in any investigative, administrative or judicial proceeding involving a determination that the Fund shall have violated in any material respect any criminal Law and there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
          (y) There occurs (a) the public commencement of formal criminal charges or proceedings by a court, or a formal arrest of, or (b) the public filing or public announcement by any Governmental Authority of enforcement proceedings against, the Trust, the Fund, the Adviser or any Key Employee, as the case may be, alleging a possible fraud, embezzlement, money laundering, insider trading, market manipulation, other violations of securities Laws (which other violation of securities laws, in the Agent’s reasonable judgment, could reasonably be expected to have a Material Adverse Effect), or a felony related to any of the foregoing; or
          (z) Any Capital Protection Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder, ceases to be in full force and effect against the Fund; or the Fund or any Affiliate of the Fund contests in any manner the validity or enforceability of any Capital Protection Document with respect to the Fund, denies that the Fund has any further liability or obligation under any Capital Protection Document and/or otherwise purports to revoke, terminate or rescind any Capital Protection Document; or

          (aa) Either (i) the Prospectus is amended, supplemented or otherwise modified in form or substance as it relates to the investment policies and objectives of the Fund, or (ii) the investment policies and objectives of the Fund, or the Trust acting in relation to the Fund, are amended, supplemented or otherwise modified in form or substance, in any respect from those set forth in the Prospectus and, in each case, in the Capital Protection Provider’s judgment, such amendments, supplements or modifications could reasonably be expected to have a material adverse effect on the Capital Protection Provider’s rights or obligations under any Capital Protection Document; or
          (bb) The Aggregate Protected Amount shall exceed the Maximum Settlement Amount.
Notwithstanding anything herein to the contrary, the Capital Protection Provider shall not have the right to terminate this Agreement (i) based on a failure of the Fund to comply with Section 5.01(b) or based on the Fund Event described in Section 7.01(h) (in each case, after the expiration of the applicable cure period), if the Capital Protection Provider (A) fails to do so within seven Business Days after the Capital Protection Provider obtains actual knowledge of such failure or (B) expressly waives such event in writing, (ii) based on the occurrence of any other Fund Event (in each case, after the expiration of the applicable cure period) if the Capital Protection Provider (A) fails to do so within 60 days after the Capital Protection Provider obtains actual knowledge of such failure or (B) expressly waives such event in writing, or (iii) if the relevant Fund Event has occurred as a direct result of the Capital Protection Provider’s providing an erroneous Haircut and Cushion Report. Without limiting any of the rights of the Capital Protection Provider, the Agent or the Guarantor hereunder or under the other Capital Protection Documents, all rights of the Capital Protection provider to terminate the Capital Protection Agreement, including but without limitation under Section 7.01(o) and (p), are hereby “specifically reserved” for purposes of Dodd-Frank. In the event that the Fund cures a Fund Event within the applicable cure period to the satisfaction of the Capital Protection Provider, the Capital Protection Provider will send an email confirmation to this effect to the notices for the Fund listed in Schedule I no later than two (2) Business Days following the Fund’s request.
          Section 7.02. Optional Termination by Each Party. From and after the fifth anniversary of the Closing Date, each Party shall have the right on any Business Day to terminate the Agreement by written notice to the other Party, which termination shall be effective on the date that is five years following the non-terminating Party’s receipt of such notice, or if such date is not a Business Day, the next succeeding Business Day thereafter.
          Section 7.03. Optional Termination by the Fund. This Agreement may be terminated by the Fund upon written notice to the Agent at the time of the occurrence of (i) a Bankruptcy Event with respect to the Capital Protection Provider or the Guarantor, (ii) a failure by the Guarantor to maintain a long-term unsecured, unsubordinated debt rating and any successor rating of at least Baa3 by Moody’s or BBB- by S&P, (iii) the Guaranty terminates or is determined to be invalid or unenforceable, (iv) the Capital Protection Provider or the Guarantor is subject to any litigation, regulatory action or other proceeding that may affect their respective abilities to perform their obligations under any of the Capital Protection Documents, (v) a material breach of this Agreement by the Capital Protection Provider including a failure to deliver the information set forth in the Capital Protection Provider Information Letter, or (vi) the

determination by the Board of Trustees of the Trust that it is in the best interest of the Fund to terminate this Agreement (including in connection with replacing this Agreement) or to liquidate the Fund.
          Section 7.04. Certain Cure Rights. If an event occurs that would be a Fund Event pursuant to Section 7.01(p)(i) that is quantifiable in Dollars in the reasonable judgment of the Capital Protection Provider, written notice (the “Tax Treatment Notice”) shall be submitted to the Fund by the Capital Protection Provider specifying the basis for such event (including the applicable Law, Change in Law or change in compliance by the Capital Protection Provider or the Guarantor with respect to such event) and a reasonable good faith estimate of the costs to the Capital Protection Provider or the Guarantor associated with such event. If the Fund provides irrevocable written notice (the “Reimbursement Notice”) of its intent to reimburse the Capital Protection Provider or the Guarantor for such costs in the amounts actually incurred on an after-tax basis within 15 Business Days after its receipt of the Tax Treatment Notice, it will reimburse the Capital Protection Provider or the Guarantor (as the case may be) the amount of such costs in the amounts actually incurred on an after-tax basis within 5 Business Days following demand for payment, and such event shall not constitute a Fund Event. In the event that the Fund fails to deliver the Reimbursement Notice within 15 Business Days of its receipt of the Tax Treatment Notice, such event shall be a Fund Event, effective as of the day upon which the Tax Treatment Notice was delivered. The failure of the Fund to pay such costs as provided in this Section 7.04 will be a Fund Event under Section 7.01(i) upon the expiration of the cure period set forth therein.
ARTICLE 8
The Agent
          Section 8.01. Appointment. The Capital Protection Provider hereby irrevocably designates BNP Paribas Prime Brokerage Inc. as Agent, and BNP Paribas Prime Brokerage Inc. hereby accepts such appointment. The Capital Protection Provider hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of the Capital Protection Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental hereto and thereto. The Agent may perform any of their duties hereunder by or through their officers, directors, agents, employees or Affiliates. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Capital Protection Provider and the Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with the Fund, or for any of its Subsidiaries or Affiliates.
          Section 8.02. Nature of Duties. Neither the Agent nor any of its officers, directors, agents, employees or Affiliates shall be liable for any action taken or omitted by them hereunder or under any other Capital Protection Document or in connection herewith or therewith, unless the action taken or omitted was directly caused by its or their gross negligence or reckless or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature to the maximum extent permitted under the Law governing this Agreement; the Agent shall not have by reason of any Capital Protection Document (other than as specifically provided herein) a fiduciary relationship in respect of the Capital Protection Provider.
          Section 8.03. Lack of Reliance on Agent. The Agent shall not be responsible to the Capital Protection Provider for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any Capital Protection Document or the financial condition of the Fund or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any Capital Protection Document, or the financial condition of the Fund or the existence or possible existence of any Fund Event or Knock-Out Event until such time as the Agent has actually received notice from the Capital Protection Provider or the Fund referring to this Agreement, describing such Fund Event or Knock-Out Event and stating that such notice is a notice of default, a notice of a Fund Event or a notice of a Knock-Out Event, as the case may be.
          Section 8.04. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or faxed message, electronic mail, cablegram, radiogram, order or other document, telephone message or other electronic form of communication (each, a “Notice”) signed, sent or made by any Person that the Agent reasonably believes to be the proper Person (it being understood that that it shall be reasonable for the Agent to believe that any Responsible Officer of the Fund set forth on Schedule III is a proper Person to deliver any Notice of the Fund), and upon advice and statements of legal counsel (including, without limitation, counsel to the Fund, or any of its Subsidiaries), independent accountants and other experts selected by the Agent.
          Section 8.05. Indemnification. To the extent the Agent is not reimbursed and indemnified by the Fund, the Capital Protection Provider will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its duties hereunder or under any other Capital Protection Document or in any way relating to or arising out of any Capital Protection Document.
          Section 8.06. The Agent in Its Individual Capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to the Fund, or any of its Affiliates (or any Person engaged in a similar business with the Fund, or any of its Affiliates) as if they were not performing the duties specified herein, and may accept fees and other consideration from the Fund or any Affiliate of the Fund for services in connection with this Agreement and otherwise without having to account for the same to the Capital Protection Provider.

          Section 8.07. Resignation by the Agent.
          (a) The Agent may resign from the performance of all its functions and duties under the Capital Protection Documents at any time by giving 15 Business Days’ prior written notice to the Capital Protection Provider and the Fund.
          (b) Upon any such notice of resignation by Agent, the Capital Protection Provider shall appoint a successor Agent hereunder upon the written approval of the Fund (such approval not to be unreasonably withheld or delayed).
          (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, such Agent’s resignation shall become effective and the Capital Protection Provider shall thereafter perform all the duties of such Agent under all Capital Protection Documents until such time as the Capital Protection Provider appoints a successor Agent as provided above.
ARTICLE 9
Miscellaneous
          Section 9.01. Amendments, etc. This Agreement and any terms hereof may be changed, waived, discharged or terminated only if such change, waiver, discharge or termination is in writing signed by or on behalf of the Fund, the Capital Protection Provider and the Agent, and each such waiver shall only be effective in the specific instance and for the specific purpose for which given; provided, that (i) in accordance with the requirements of Section 5.01(b) with respect to clause (xiv) of Schedule II, the Fund may update any of the information provided by it and included in a Schedule upon notice to the Capital Protection Provider and the Agent, and (ii) Appendix A hereto may be amended by the Capital Protection Provider in its sole discretion upon the occurrence of a Haircut Modification Event, with such amendment becoming effective immediately upon notice to the Fund.
          Section 9.02. Notices, etc. All notices and other communications provided for hereunder shall be in writing (including faxes and PDFs) and mailed, delivered by overnight courier, telecopied, delivered by hand or emailed at the addresses specified on Schedule I or, solely with respect to any reports of the type described in clauses (ix) — (xiv) of Schedule II, transmitted by “secure file transfer protocol” (“FTP”). All such notices and communications shall be deemed effective (i) in the case of hand deliveries, when delivered by hand (except where signature upon delivery is required in which case it is delivered upon receipt of the signature), (ii) in the case of mailed notices, the earlier of (A) four Business Days after being deposited in the mail, first class airmail, postage prepaid, or (B) the date actually received by the appropriate party, (iii) in the case of delivery by overnight courier, the earlier of (A) two Business Days after being delivered to such courier, or (B) the date actually received by the appropriate party, (iv) in the case of faxed notice, when transmitted and confirmed during normal business hours (or, if delivered after the close of normal business hours, at the beginning of business hours on the next Business Day), (v) in the case of email notice, when transmitted and received by the server during normal business hours (or, if received after the close of normal business hours, at the beginning of business hours on the next Business Day), and (vi) in the case of any reports transmitted by or on behalf of the Fund to the Agent by FTP, when such reports are downloaded by the Agent’s computer systems.
          Section 9.03. No Waiver; Remedies. No failure or delay on the part of the Capital Protection Provider in exercising any right, power or privilege hereunder or under any other Capital Protection Document and no course of dealing between the Fund and the Capital Protection Provider shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Capital Protection Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Capital Protection Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Capital Protection Provider would otherwise have. No notice to or demand on the Fund in any case shall entitle the Fund to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Capital Protection Provider to any other or further action in any circumstances without notice or demand.
          Section 9.04. Increased Costs; Indemnification.
          (a) Subject to the last sentence of this Section 9.04(a), on each Increased Costs Payment Date, the Fund shall pay to the Capital Protection Provider the full amount of Increased Costs that accrued or was incurred during such Calculation Period as notified by the Agent to the Fund; provided that on the initial Increased Costs Payment Date, the Fund shall pay to the Capital Protection Provider the full amount of all Increased Costs, as notified by the Agent to the Fund, that accrued or was incurred since the date of this Agreement. A certificate (i) specifying the amount of such Increased Costs and the basis for such Increased Costs (including the applicable Law or Change in Law with respect to each such Increased Cost) and (ii) certifying that the Capital Protection Provider or Guarantor could not avoid such Increased Costs despite using reasonable efforts, shall be submitted to the Fund by the Capital Protection Provider at the time of such demand for additional amounts. Such certificate shall be conclusive evidence of the amount of such Increased Costs absent manifest error. The obligation of the Fund to pay amounts under this Section 9.04(a) shall be independent of the obligation of the Capital Protection Provider to provide any such certificate. Notwithstanding the foregoing, if the Agent notifies the Fund of any Increased Costs, the Fund will not be obligated to pay such Increased Costs if the Board elects not to approve the Fund’s payment of the Increased Costs after due consideration and gives notice to the Agent to terminate the Capital Protection Agreement within the Increased Costs Lock-up Period in accordance with Section 7.03. Without limiting any of the rights of the Capital Protection Provider, the Agent or the Guarantor hereunder or under the other Capital Protection Documents, all rights of the Capital Protection Provider to be reimbursed for Increased Costs are hereby “specifically reserved” for purposes of Dodd-Frank.
          (b) The Fund hereby agrees to indemnify the Agent, the Capital Protection Provider, the Guarantor and each of their respective Affiliates and their respective officers, directors, employees, agents and advisers (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel including those incurred in connection with a dispute between the Fund and an Indemnified Party under this Agreement or any other Capital Protection Document), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any actual or prospective claim, investigation, litigation or proceeding brought or threatened or the preparation of any claim or defense with respect thereto arising out of or in connection with or relating to any Capital Protection Document, or any consent (or lack of consent), rendered by the Indemnified Party in connection with this Agreement, whether or not such investigation, litigation or proceeding is brought by the Fund, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto; provided, however, that the Fund shall not be required to indemnify any Indemnified Party to the extent that any amount that would be due under this Section 9.04(b) is the result of such Indemnified Party’s negligence or willful misconduct.
          Section 9.05. Binding Effect. This Agreement shall become effective, subject to ARTICLE 3, when it shall have been executed by the Fund, the Capital Protection Provider and the Agent and thereafter shall be binding upon and inure to the benefit of the Fund, the Capital Protection Provider and the Agent and their respective successors and permitted assigns.
          Section 9.06. Assignments and Participations.
          (a) The Fund shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Capital Protection Provider. The Guarantor may not assign or otherwise transfer any of its rights or obligations hereunder without the consent of the Fund except to the Agent or any Affiliate of the Agent which has a long-term debt rating or deposit rating of not less than the Guarantor. The Capital Protection Provider may not assign or otherwise transfer any of its rights or obligations hereunder without the consent of the Fund except to any Affiliate of the Capital Protection Provider or any Person administered or managed by the Capital Protection Provider or any Affiliate thereof, including, without limitation, pursuant to a merger, corporate reorganization or other transfer (provided that (A) the Guarantor shall guarantee the obligations of such Affiliate or Person hereunder pursuant to a guaranty agreement that is substantially the same in form and substance as the Guaranty, (B) such Affiliate or Person (i) has net capital of more than $1,000,000,000 at the time of such assignment, and (ii) assumes all of the obligations of the Capital Protection Provider hereunder, including without limitation, the obligation to provide audited financial statements pursuant to Section 6.01(a), subject to the accounting rules applicable to such Affiliate or Person (it being understood that such financial statement shall in any event be prepared in accordance with U.S. GAAP or such other accounting principles allowed by the Commission) and (C) such assignment could not reasonably be expected to have a Material Adverse Effect with respect to the Fund, the Capital Protection Provider, or the Guarantor). Prior to any such assignment taking effect, the conditions set forth in this Section 9.06(a) shall have been fulfilled by the applicable assignee or waived by the Fund or the Adviser.
          (b) The Capital Protection Provider may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Fees owing to it); provided, that the Capital Protection Provider agrees that any such disposition shall not alter or affect in any way whatsoever the Capital Protection Provider’s direct obligations hereunder, including consent and approval requirements; provided further, that the Capital Protection Provider provides the Trust with all information reasonably requested by the Trust in order to meet its disclosure obligations under the Trust’s registration statement.
          (c) The Capital Protection Provider may, in connection with any assignment or participation, disclose to the assignee or participant or, in the case of any securitization or similar transaction, to any investor or rating agency, any information relating to the Fund or any of its Affiliates furnished to the Capital Protection Provider by or on behalf of the Fund, provided that such information is subject to the confidentiality provisions contained in this Agreement and, in the case of any assignee or participant which is not an Affiliate of the Capital Protection Provider, the prior written consent of the Adviser or the Fund.
          (d) The Capital Protection Provider may pledge or otherwise transfer its rights hereunder by way of pledge or assignment of a security interest in all or any portion of its rights under this Agreement to secure obligations of the Capital Protection Provider, subject to at least 10 days advance written notice provided to the Fund.
          Section 9.07. Right of Setoff. In addition to any rights now or hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of a Fund Event or Knock-Out Event, the Agent, the Capital Protection Provider, and each of their respective Affiliates, are hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Fund or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Debt or Contingent Obligation at any time owing by the Agent, the Capital Protection Provider or any of their respective Affiliates (including, without limitation, by branches and agencies of the Agent, the Capital Protection Provider or any of their respective Affiliates wherever located) to or for the credit or the account of the Fund against and on account of the Obligations including all other claims of any nature or description arising out of or connected with any Capital Protection Document, irrespective of whether or not the Capital Protection Provider shall have made any demand hereunder.
          Section 9.08. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York, exclusive of its conflict of laws provisions. Each of the parties hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York (and to the extent such court does not have subject matter jurisdiction, of any New York State court sitting in the Borough of Manhattan) for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable Law, any objection to the laying of venue or any such proceedings brought in the aforesaid courts and any claim that any such proceeding brought in the aforesaid courts has been brought in an inconvenient forum. Each party agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. The parties irrevocably consent to the service of any and all process in any legal proceeding by the mailing (or delivery by overnight courier) of copies of such process to such party at its address referred to in Schedule I.

          Section 9.09. Severability. In case any provision in this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 9.10. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by fax or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
          Section 9.11. Survival. Notwithstanding anything to the contrary herein, all indemnities set forth herein shall survive the payment of the Settlement Amount and the termination of the facility evidenced hereby. In addition, each representation and warranty made, or deemed to be made by the Fund, herein or pursuant hereto shall survive the making of such representation and warranty, and the Capital Protection Provider shall not be deemed to have waived, by reason of paying the Settlement Amount, any Fund Event or Knock-Out Event that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Capital Protection Provider may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such payment was made.
          Section 9.12. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER FACILITY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
          Section 9.13. Judgment Currency. In the event of a judgment, order or award being rendered by any court or tribunal for the payment of any amounts owing by the Fund to the Capital Protection Provider under this Agreement or for the payment of damages by the Fund to the Capital Protection Provider in respect of a judgment or order of another court or tribunal for the payment of such amount or damages, such judgment, order or award being expressed in a currency (the “Judgment Currency”) other than the currency due hereunder, namely, Dollars (the “Agreed Currency”), the Fund agrees that its obligations in respect of any such amounts owing shall be discharged only to the extent that on the Business Day following the Capital Protection Provider’s receipt of any sum adjudged in the Judgment Currency the Capital Protection Provider may purchase the Agreed Currency with the Judgment Currency. Likewise, in the event of a judgment, order or award being rendered by any court or tribunal for the payment of any amounts owing by the Capital Protection Provider to the Fund under this Agreement or for the payment of damages by the Capital Protection Provider to the Fund in respect of a judgment or order of another court or tribunal for the payment of such amount or damages, such judgment, order or award being expressed in a Judgment Currency other than the Agreed Currency, the Capital Protection Provider agrees that its obligations in respect of any such amounts owing shall be discharged only to the extent that on the Business Day following the Fund’s receipt of any sum adjudged in the Judgment Currency the Fund may purchase the Agreed Currency with the Judgment Currency.
          Section 9.14. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement. Without limitation to the preceding sentence, and for the avoidance of doubt, there are no third party beneficiaries of this Agreement and the obligations of the Capital Protection Provider and the Guarantor hereunder and other the other Capital Protection Documents are owed solely to the Fund, and neither the Capital Protection Provider nor the Guarantor shall be liable to the investors of the Fund, the Trust or any other Person (other than the Fund) for any liability, damages, cost, loss or expense (including, without limitation, legal fees, costs and expenses) arising out of, or otherwise related to, this Agreement or any other Capital Protection Agreement.
          Section 9.15. Entire Agreement. The Capital Protection Documents constitute the entire contract between the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, between the parties hereto relating to the subject matter hereof.
          Section 9.16. Confidentiality. Each of the Capital Protection Provider, the Guarantor and the Agent agree to maintain the confidentiality of all information received from the Fund relating to the Fund or its business that is clearly identified as confidential at the time of delivery (“Confidential Information”), except that Confidential Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisers; (ii) to the extent requested by any Governmental Authority or required by applicable Laws or by any subpoena or similar legal process or by any rating agency then rating the commercial paper notes issued by or on behalf of the Capital Protection Provider, the Agent, the Guarantor or other Debt obligations, Contingent Obligations or Off-Balance Sheet Liabilities of the Capital Protection Provider, the Agent, the Guarantor or their Affiliates, provided that, unless specifically prohibited by applicable Law or court or administrative order, each of the Capital Protection Provider and the Agent shall use reasonable efforts to notify the Fund of any such request (other than any such request in connection with an examination of the Capital Protection Provider or the Agent) for disclosure of any such Confidential Information prior to disclosure of such Confidential Information; (iii) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (iv) subject to an agreement containing provisions substantially similar to those of this Section 9.16, to any actual or prospective permitted assignee or participant in any of the Capital Protection Provider’s, the Guarantor’s or the Agent’s rights or obligations under this Agreement or any other Capital Protection Document; or (v) with the consent of the Fund. Notwithstanding the foregoing, no information shall be deemed to be Confidential Information to the extent that such information (i) becomes publicly available other than as a result of a breach of this Section 9.16; (ii) is already in the Capital Protection Provider’s, Guarantor’s or Agent’s possession prior to the initiation of negotiations with respect to this Agreement (other than Confidential Information provided to the Capital Protection Provider, Guarantor or Agent by the Fund, the Adviser or their representatives), provided that such information is not known by the Capital Protection Provider, Guarantor or Agent to be subject to another confidentiality agreement with, or obligation of secrecy to, the Fund, the Adviser or their representatives; or (iii) was or becomes available to the Capital Protection Provider, Guarantor or Agent on a non-confidential basis from a source other than the Fund, the Adviser or their representatives, provided that such source is not known by the Capital Protection Provider, Guarantor or Agent to be bound by a confidentiality agreement with, or other obligation of secrecy to, the Fund, the Adviser or their representatives. It is understood and agreed that regulators having, or alleging to have, jurisdiction over the Capital Protection Provider, the Guarantor or the Agent shall have unrestricted access to all books, records, files and other materials in the Capital Protection Provider, the Guarantor’s or the Agent’s possession, including any Confidential Information, and disclosure of the Confidential Information to such persons solely for purposes of supervision or examination may occur without written notice to or authorization from the Fund. Notwithstanding anything to the contrary in this Agreement, all persons may disclose to any and all persons, without limitation of any kind, the U.S. federal, state and local tax treatment of the Agreement, any fact that may be relevant to understanding the U.S. federal, state and local tax treatment of the Agreement, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal, state and local tax treatment of the Agreement and that may be relevant to understanding such U.S. federal, state and local tax treatment of the Agreement.
          Section 9.17. Limitation of Liability. The Capital Protection Provider agrees that it shall look only to the assets of the Fund, and not the assets of any other series of the Trust, for payment of any fees, expenses or other liabilities or obligations owed by the Fund to the Capital Protection Provider under the Capital Protection Documents. The Capital Protection Provider understands that the Capital Protection Documents are executed on behalf of the Fund by authorized officers of the Trust acting in such capacity and not individually, and the obligations of the Fund under the Capital Protection Documents are not binding upon any of the trustees, officers, agents, or shareholders of the Fund, but are binding only upon the assets and property of the Fund.
          Section 9.18. Non-Reliance. Notwithstanding any communication that the Fund, the Adviser, and/or their respective Affiliates (each, a “Fund Party” and a “Relevant Party” in relation to any “CPP Party” as defined below) may have had with the Capital Protection Provider, the Guarantor, the Agent and/or their respective Affiliates (each, a “CPP Party” and a “Relevant Party” in relation to any Fund Party) or any communication that any CPP Party may have had with any Fund Party, each Fund Party and CPP Party that is a party to this Agreement hereby acknowledges that no Relevant Party of such Person has provided to it or any of its Affiliates any investment, tax, accounting, hedging, legal or other advice in respect of this Agreement, and that it has been given the opportunity to obtain information from any Relevant Party of it concerning the terms and conditions of this Agreement necessary in order for it to evaluate the merits and risks of this Agreement; notwithstanding the foregoing, each Fund Party and CPP Party that is party to this Agreement hereby acknowledges that neither it nor any of its advisers is relying on any communication (written or oral and including, without limitation, opinions of third party advisers) of any Relevant Party of it as (A) legal, regulatory, tax, business, investments, financial, accounting or other advice, (B) a recommendation to enter into this Agreement or (C) an assurance or guaranty as to the expected results of this Agreement.

          Section 9.19. Time Is of the Essence. Time is of the essence with respect to all time periods and dates provided or referred to in this Agreement.
[END OF TEXT]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

JANUS ASPEN SERIES, on behalf of its series, Janus Aspen Protected Series — Growth
By:
Name:
Title:

Solely for purposes of Section 4.02 and
Section 9.18:

JANUS CAPITAL MANAGEMENT LLC, as Adviser
By:
Name:
Title:

App. F-1

BNP PARIBAS PRIME BROKERAGE INC., as Capital Protection Provider and Agent
By:
Name:
Title:

Solely for purposes of Sections 2.07, 4.04, 6.02,
9.16 and 9.18:

BNP PARIBAS, as Guarantor
By:
Name:
Title:

By:
Name:
Title: